Exhibit 10.40

OFFICE LEASE

11/7/2022

This Office Lease (this “Lease”) is dated November ___, 2022, by and between BRE CA OFFICE OWNER LLC, a Delaware limited liability company (“Landlord”) and AVENZO THERAPEUTICS, INC., a Delaware corporation (“Tenant”). The following exhibits are incorporated herein and made a part hereof: Exhibit A-1 (Outline of Suite 250, Suite 200, and Potential Offering Space [Suite 225]); Exhibit A-2 (Outline of Temporary Space); Exhibit B (Expenses and Taxes); Exhibit C-1 (Suite 250 Tenant Work Letter); Exhibit C-2 (Suite 200 Tenant Work Letter); Exhibit D (Form of Confirmation Letter); Exhibit E (Rules and Regulations); Exhibit F (Additional Provisions); Exhibit G (Judicial Reference); Exhibit H (Form of Letter of Credit); Exhibit I (Approximate Location of Signage).

1 BASIC LEASE INFORMATION.

1.1 Premises.

1.1.1 “Building”: 12707 High Bluff Drive, San Diego, California 92130, commonly known as Junction at Del Mar I.

1.1.2 “Premises”: a total of 17,223 rentable square feet in the Building comprised of: (a) 5,960 rentable square feet of space located on the second (2nd) floor commonly known as Suite 250 (“Suite 250”), and (b) 11,263 rentable square feet of space located on the second (2nd) floor commonly known as Suite 200 (“Suite 200”), the outline and location of which are set forth in Exhibit A-1.

1.1.3 “Property”: The Building, the parcel(s) of land upon which it is located, and the parking facilities and other improvements serving the Building and the parcel(s) of land upon which such parking facilities and other improvements are located.

1.1.4 “Project”: The Property.

1.2 Term.

1.2.1 The term of this Lease (the “Term”) shall begin on the Suite 250 Commencement Date (as hereafter defined) and expire on the Suite 200 Expiration Date (or any earlier date on which this Lease is terminated as provided herein). The “Suite 250 Term” shall begin on the Suite 250 Commencement Date and expire on the Suite 250 Expiration Date (as such may be extended pursuant to Sections 3 and 4 of Exhibit F). The “Suite 200 Term” shall begin on the Suite 200 Commencement Date (as hereafter defined) and expire on the Suite 200 Expiration Date (as may be extended pursuant to Section 4 of Exhibit F).

1.2.2 Commencement Dates:

(a) “Suite 250 Commencement Date” means the earlier of (i) the first date on which Tenant conducts business in Suite 250 pursuant to this Lease, or (ii) the date on which the Tenant Improvement Work (defined in Exhibit C-1) in Suite 250 is Substantially Complete (defined in Exhibit C-1), which is anticipated to be February 1, 2023; provided, however, that if Landlord fails to deliver Suite 250 to Tenant pursuant to this Lease on or before the date described in the preceding clause (ii) as a result of any holdover or unlawful possession by another party, the Suite 250 Commencement Date shall be the date on which Landlord delivers possession of Suite 250 to Tenant pursuant to this Lease free from occupancy by any party. Landlord shall allow Tenant access to Suite 250 beginning approximately thirty (30) days prior to the Suite 250 Commencement Date, as determined by Landlord, for the purpose of Tenant installing furniture and equipment (including telephones and computers) in Suite 250. Prior to Tenant’s entry into Suite 250 as permitted by the terms of this Section 1.2.2(a), Tenant shall submit certificates of insurance reasonably acceptable to Landlord and shall submit a schedule to Landlord for Landlord’s approval, which approval shall not be unreasonably withheld, conditioned or delayed, which schedule shall detail the timing and purpose of Tenant’s entry. Tenant shall hold Landlord harmless from and indemnify, protect and defend Landlord against any loss or damage to the Project or Premises and against injury to any persons caused by Tenant’s actions pursuant to this Section 1.2.2(a).

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(b) “Suite 200 Commencement Date” means the earlier of (i) the first date on which Tenant conducts business in Suite 200 pursuant to this Lease, or (ii) the date on which the Tenant Improvement Work (defined in Exhibit C-2) in Suite 200 is Substantially Complete (defined in Exhibit C-2), which is anticipated to be August 1, 2023; provided, however, that if Landlord fails to deliver Suite 200 to Tenant pursuant to this Lease on or before the date described in the preceding clause (ii) as a result of any holdover or unlawful possession by another party, the Suite 200 Commencement Date shall be the date on which Landlord delivers possession of Suite 200 to Tenant pursuant to this Lease free from occupancy by any party. Landlord shall allow Tenant access to Suite 200 beginning approximately thirty (30) days prior to the Suite 200 Commencement Date, as determined by Landlord, for the purpose of Tenant installing furniture and equipment (including telephones and computers) in Suite 200. Prior to Tenant’s entry into Suite 200 as permitted by the terms of this Section 1.2.2(b), Tenant shall submit certificates of insurance reasonably acceptable to Landlord and shall submit a schedule to Landlord for Landlord’s approval, which approval shall not be unreasonably withheld, conditioned or delayed, which schedule shall detail the timing and purpose of Tenant’s entry. Tenant shall hold Landlord harmless from and indemnify, protect and defend Landlord against any loss or damage to the Project or Premises and against injury to any persons caused by Tenant’s actions pursuant to this Section 1.2.2(b).

1.2.3 Expiration Dates:

(a) “Suite 250 Expiration Date”: The last day of the 65th full calendar month beginning on or after the Suite 250 Commencement Date, subject to extension pursuant to Sections 3 and 4 of Exhibit F.

(b) “Suite 200 Expiration Date”: The last day of the 91st full calendar month beginning on or after the Suite 200 Commencement Date, subject to extension pursuant to Section 4 of Exhibit F.

1.3 “Base Rent”:

1.3.1 For Suite 250:

Period of Suite 250 Term	Monthly Base Rent	Annual Base Rent Rate/RSF*
Suite 250 Commencement Date – Last day of the 12th full calendar month of the Suite 250 Term	$28,906.00	$58.20
First day of the 13th full calendar month of the Suite 250 Term – Last day of the 24th full calendar month of the Suite 250 Term	$29,773.18	$59.95
First day of the 25th full calendar month of the Suite 250 Term – Last day of the 36th full calendar month of the Suite 250 Term	$30,666.38	$61.74
First day of the 37th full calendar month of the Suite 250 Term – Last day of the 48th full calendar month of the Suite 250 Term	$31,586.37	$63.60
First day of the 49th full calendar month of the Suite 250 Term – Last day of the 60th full calendar month of the Suite 250 Term	$32,533.96	$65.50
First day of the 61st full calendar month of the Suite 250 Term – Last day of the 65th full calendar month of the Suite 250 Term	$33,509.98	$67.47

*	Net of electricity provided to Suite 250 which shall be payable separately by Tenant pursuant to Section 5.1 below.

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Notwithstanding the foregoing, Base Rent for Suite 250 shall be abated in the amount of $28,906.00 per month, for the period commencing on the first day of the 2nd full calendar month of the Suite 250 Term and ending on the last day of the 6th full calendar month of the Suite 250 Term (the “Suite 250 Abatement Period”); provided, however, that (a) if a Default (defined in Section 18.1) exists when any such abatement would otherwise apply, such abatement shall be deferred until the date, if any, on which such Default is cured; and (b) Landlord, at its option, may cancel all or any portion of any such abatement that has not yet been applied, by notifying Tenant of such cancellation and paying Tenant the then discounted present value of such unapplied abatement, as determined using a discount rate of 8.5% (the “Suite 250 Base Rent Cancellation Amount”), in which event the parties, at Landlord’s option, shall execute a commercially reasonable amendment to this Lease prepared by Landlord memorializing such cancelation and the Suite 250 Base Rent Cancellation Amount. During the Suite 250 Abatement Period, Tenant shall remain responsible for all of its other obligations under this Lease including, without limitation, for separately metered electricity charges, Tenant’s Share of Expenses and Taxes, parking charges, if applicable, and any extraordinary charges such as charges for after-hours HVAC.

1.3.2 For Suite 200:

Period of Suite 200 Term	Monthly Base Rent	Annual Base Rent Rate/RSF*
Suite 200 Commencement Date – Last day of the 12th full calendar month of the Suite 200 Term	$54,625.55	$58.20
First day of the 13th full calendar month of the Suite 200 Term – Last day of the 24th full calendar month of the Suite 200 Term	$56,537.44	$60.24
First day of the 25th full calendar month of the Suite 200 Term – Last day of the 36th full calendar month of the Suite 200 Term	$58,516.26	$62.35
First day of the 37th full calendar month of the Suite 200 Term – Last day of the 48th full calendar month of the Suite 200 Term	$60,564.32	$64.53
First day of the 49th full calendar month of the Suite 200 Term – Last day of the 60th full calendar month of the Suite 200 Term	$62,684.08	$66.79
First day of the 61st full calendar month of the Suite 200 Term – Last day of the 72nd full calendar month of the Suite 200 Term	$64,878.02	$69.12
First day of the 73rd full calendar month of the Suite 200 Term – Last day of the 84th full calendar month of the Suite 200 Term	$67,148.75	$71.54
First day of the 85th full calendar month of the Suite 200 Term – Last day of the 91st full calendar month of the Suite 200 Term	$69,498.95	$74.05

*	Net of electricity provided to Suite 200 which shall be payable separately by Tenant pursuant to Section 5.1 below.

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Notwithstanding the foregoing, Base Rent for Suite 200 shall be abated in the amount of $54,625.55 per month, for the period commencing on the first day of the 2nd full calendar month of the Term and ending on the last day of the 5th full calendar month of the Term (the “Suite 200 Abatement Period”); provided, however, that (a) if a Default (defined in Section 18.1) exists when any such abatement would otherwise apply, such abatement shall be deferred until the date, if any, on which such Default is cured; and (b) Landlord, at its option, may cancel all or any portion of any such abatement that has not yet been applied, by notifying Tenant of such cancellation and paying Tenant the then discounted present value of such unapplied abatement, as determined using a discount rate of 8.5% (the “Suite 200 Base Rent Cancellation Amount”), in which event the parties, at Landlord’s option, shall execute a commercially reasonable amendment to this Lease prepared by Landlord memorializing such cancelation and the Suite 200 Base Rent Cancellation Amount. During the Suite 200 Abatement Period, Tenant shall remain responsible for all of its other obligations under this Lease including, without limitation, for separately metered electricity charges, Tenant’s Share of Expenses and Taxes, parking charges, if applicable, and any extraordinary charges such as charges for after-hours HVAC.

1.4 “Base Year” for Suite 250 shall be the calendar year 2023 and the Base Year for Suite 200 shall be the calendar year 2024.

1.5 “Tenant’s Share” means 10.06% (for Suite 250) and 19.01% (for Suite 200), based upon a total of 59,245 rentable square feet in the Building.

1.6 “Permitted Use” means general office use and incidental purposes related thereto consistent with a first-class office building.

1.7 “Letter of Credit” means a letter of credit in the stated amount of $965,548.33, as more particularly described in Section 20. The amount of the Prepaid Base Rent (defined in Section 3) for Suite 250 is $28,906.00 and for Suite 200 is $54,625.55.

1.8 Parking.

1.8.1 For Suite 250: Subject to the terms and conditions of this Section 1.8 and Section 1 of Exhibit F, during the Suite 250 Term, Tenant shall be entitled to use up to a total of seventeen (17) unreserved parking passes (based upon a ratio of three-point six (3.6) unreserved parking passes per one thousand (1,000) usable square feet of the Premises, with the Premises having a total of approximately 4,826 usable square feet).

1.8.2 For Suite 200: Subject to the terms and conditions of this Section 1.8 and Section 1 of Exhibit F, during the Suite 200 Term, Tenant shall be entitled to use up to a total of thirty-three (33) unreserved parking passes (based upon a ratio of three-point six (3.6) unreserved parking passes per one thousand (1,000) usable square feet of the Premises, with the Premises having a total of approximately 9,121 usable square feet). Upon written notice to Landlord prior to the Suite 200 Commencement Date, Tenant may elect to convert up to two (2) unreserved passes to reserved parking spaces in the lower level of the Project’s parking deck at Landlord’s market rate, which is currently one hundred and twenty-five dollars ($125.00) per reserved parking space per month.

1.9 Address of Tenant. Before the Suite 250 Commencement Date, notices shall be sent to Tenant at: 9171 Towne Centre Drive, Suite 380, San Diego, CA 92122, Attention: Legal Department. On and after the Suite 250 Commencement Date, notices shall be sent to Tenant at Suite 250, Attention: Legal Department; and in either case with a copy to Cooley LLP, 10265 Science Center Drive, San Diego, California 92121-1117, Attention: Charles Bair.

1.10 Address of Landlord. Notices shall be sent to Landlord at BRE CA Office Owner LLC, c/o EQ Office, 6080 Center Drive, Suite 120, Los Angeles, CA 90045, Attention: Regional Finance Group – MLA, with copies to BRE CA Office Owner LLC, c/o Revantage, 233 South Wacker Drive, Suite 4700, Chicago, IL 60606 – 6374, Attention: SAVP and Senior Counsel, and BRE CA Office Owner LLC, c/o EQ Office, 233 South Wacker Drive, Suite 4700, Chicago, IL 60606 – 6374, Attention: Lease Administration.

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1.11 Brokers. Greg Bisconti & Casey Sterk, Jones Lang LaSalle, Inc., 8910 University Center Lane, Suite 100, San Diego, CA 92122 (“Tenant’s Broker”), representing Tenant, and Ryan Egli and Ellycia Halden, CBRE, 4301 La Jolla Village Drive, Suite 3000, San Diego, CA 92122 (“Landlord’s Broker”), representing Landlord.

1.12 Guarantor. As of the date hereof, there is no Guarantor.

2 PREMISES, COMMON AREAS AND TEMPORARY SPACE.

2.1 The Premises.

2.1.1 Subject to the terms hereof, Landlord hereby leases the Premises to Tenant and Tenant hereby leases the Premises from Landlord. Landlord and Tenant acknowledge that the rentable area of the Premises is as set forth in Section 1.1.2 and the rentable area of the Building is as set forth in Section 1.5 At any time, Landlord may deliver to Tenant a notice substantially in the form of Exhibit D, as a confirmation of the information set forth therein. Tenant shall execute and return (or, by notice to Landlord, reasonably object to) such notice within ten (10) business days after receiving it.

2.1.2 Except as expressly provided herein and in Exhibits C-1 and C-2, the Premises are accepted by Tenant in their “as is”, “where is” configuration and condition existing on the date hereof, without any obligation of Landlord to perform or pay for any alterations to the Premises, and without any representation or warranty regarding the configuration or condition of the Premises, the Building or the Project or their suitability for Tenant’s business. Notwithstanding the foregoing, Landlord shall insure that the following systems serving the Premises are in good working order as of the Suite 250 Commencement Date and the Suite 200 Commencement Date, respectively: (a) the HVAC equipment and systems; and

(a) the electrical, mechanical and plumbing systems. Tenant shall notify Landlord of any required repairs relating to the systems referenced in subsections (a) and (b) above within sixty (60) days after the applicable Commencement Date, and if Tenant timely notifies Landlord that any such system is not in good working order (and neither Tenant nor Tenant’s agents, contractors, employees are the cause of the necessary repairs as reasonably determined by Landlord in its sole, but good faith discretion), then Landlord shall, at Landlord’s sole cost and expense, cause such system(s) to be put in good working order within ten (10) business days of receipt of Tenant’s notification. If Tenant fails to notify Landlord of the need for any such repair within the applicable sixty (60) day period, then such systems shall be deemed to be in good working order.

2.1.3 This Lease is solely a lease of space in the Building and does not constitute a lease of any land.

2.2 Common Areas. Tenant may use, in common with Landlord and other parties and subject to the Rules and Regulations (defined in Exhibit E), any portions of the Property that are designated from time to time by Landlord for such use (the “Common Areas”).

2.3 Temporary Space. During the period (“Temporary Space Term”) commencing as of November 1, 2022 and continuing until the Suite 200 Commencement Date, Landlord shall lease to Tenant and Tenant shall lease from Landlord approximately 3,836 rentable square feet located in Suite 100 on the first (1st) floor of the Building, as shown on Exhibit A-2 hereto and made a part hereof (the “Temporary Space”). Tenant’s lease of the Temporary Space shall be subject to all of the terms, conditions and limitations set forth in this Lease regarding the Premises except as follows:

2.3.1 Tenant shall have no obligation to pay Base Rent nor to pay for any Expenses or Taxes in connection with Tenant’s lease of the Temporary Space. All other obligations of Tenant contained in this Lease with respect to the Premises (including, without limitation, Tenant’s obligation to pay for separately metered electricity provided to the Temporary Space (in accordance with Section 5.1, below), all extraordinary charges (e.g., after-hours HVAC), Tenant’s indemnification obligation, Tenant’s obligation to obtain and maintain insurance and Tenant’s obligation to pay for parking, if applicable) shall be applicable with respect to the Temporary Space throughout the Temporary Space Term.

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2.3.2 Tenant agrees that Tenant shall accept the Temporary Space in its current “as-is” condition, and that Landlord shall not be required to construct any improvements in, or contribute any improvement allowance for, the Temporary Space; consequently, the Tenant Work Letters attached to this Lease as Exhibits C-1 and C-2 shall not be applicable with respect to the Temporary Space. Tenant further acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Temporary Space or its suitability for the conduct of Tenant’s business therein.

2.3.3 Throughout the term of Tenant’s lease of the Temporary Space, Tenant shall be entitled to utilize (at no additional charge) twelve (12) unreserved parking passes subject to all other terms and conditions of Section 1 of Exhibit F.

2.3.4 Tenant shall vacate and surrender the Temporary Space in the same condition as received, reasonable wear and tear, casualty and Landlord’s obligations excepted, upon the Suite 200 Commencement Date. If Tenant fails to so surrender the Temporary Space on or before said date, the terms and conditions of Section 15 of this Lease shall apply, and for purposes of calculating holdover rent under Section 15, the monthly Base Rent rate for the Temporary Space shall be deemed to be $18,604.60.

3 RENT.

3.1 General. Tenant shall pay all Base Rent and Additional Rent (defined below) (collectively, “Rent”) to Landlord or Landlord’s agent, without prior notice or demand or any setoff or deduction, at the place Landlord may designate from time to time, in money of the United States of America that, at the time of payment, is legal tender for the payment of all obligations. “Additional Rent” means all amounts, other than Base Rent, that Tenant is required to pay Landlord hereunder. Monthly payments of Base Rent and monthly payments of Additional Rent for Expenses (defined in Exhibit B), Taxes (defined in Exhibit B) and parking (collectively, “Monthly Rent”) shall be paid in advance on or before the first day of each calendar month during the Term; provided, however, that the installment of Base Rent each portion of the Premises for the first full calendar month for which Base Rent is payable hereunder (“Prepaid Base Rent”) shall be paid upon Tenant’s execution and delivery hereof. Except as otherwise provided herein, all other items of Additional Rent shall be paid within thirty (30) days after Landlord’s request for payment. Rent for any partial calendar month shall be prorated based on the actual number of days in such month. Without limiting Landlord’s other rights or remedies, (a) if any payment of Rent is not received by Landlord or its designee within five (5) business days after its due date, Tenant shall pay Landlord a late charge equal to 5% of the overdue amount; and (b) any Rent that is not paid within ten (10) days after its due date shall bear interest, from its due date until paid, at the lesser of 12% per annum or the highest rate permitted by Law (defined in Section 4). Tenant’s covenant to pay Rent is independent of every other covenant herein. Notwithstanding anything to the contrary in this Lease, Tenant may, at its election, pay any Rent to Landlord by electronic transfer and Landlord shall provide Tenant with ACH information upon request from Tenant.

3.2 Expenses and Taxes. Tenant shall pay Tenant’s Share of Expenses and Taxes in accordance with Exhibit B.

4 USE; COMPLIANCE WITH LAWS. Tenant shall not (a) use the Premises for any purpose other than the Permitted Use, or (b) do anything in or about the Premises that violates any of the Rules and Regulations, unreasonably interferes with, injures or annoys other occupants of the Project, or constitutes a nuisance. Subject to Exhibit C, Tenant, at its expense, shall comply with all Laws relating to (i) the operation of its business at the Project, (ii) the specific use, condition, configuration or occupancy of the Premises, (iii) any Supplemental Systems (defined below) within the Premises, or (iv) the portions of Base Building Systems (defined below) located in and exclusively serving the Premises; provided, however, that nothing in this sentence shall be deemed to require Tenant to make any change to any Common Area or the Base Building (other than portions of Base Building Systems located in the Premises). If, in order to comply with any such Law, Tenant must obtain or deliver any permit, certificate or other document evidencing such compliance, Tenant shall provide a copy of such document to Landlord promptly after obtaining or delivering it. Tenant shall promptly provide Landlord with a copy of any notice it receives regarding any alleged violation of Law with respect to the Premises or Tenant’s use or occupancy thereof. Subject to Exhibit C, if a change

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to the Common Areas or the Base Building (defined below) (other than any portion of a Base Building System located in or (provided that Tenant has access thereto) exclusively serving the Premises, which shall be governed by the second sentence of this Section 4) becomes required under Law (or if any such requirement is enforced) as a result of any Tenant-Insured Improvement (defined in Section 9.2.2.) (other than the initial Tenant Improvements to be installed by Landlord pursuant to either of the Tenant Work Letters attached to this Lease as Exhibits C-1 and C-2), the installation of any trade fixture, any particular use of the Premises (as distinguished from general office use), or any breach of Tenant’s obligations under this Lease, then Tenant, upon demand, shall (x) at Landlord’s option, either make such change at Tenant’s cost or pay Landlord the cost of making such change, and (y) pay Landlord a coordination fee equal to 5% of the cost of such change. “Law” means any existing or future law, ordinance, regulation or requirement of any governmental authority having jurisdiction over the Project or the parties. “Supplemental System” means any Unit (defined in Section 23.5), supplemental fire-suppression system, kitchen (including any hot water heater, dishwasher, garbage disposal, insta-hot dispenser, or plumbing), shower or similar facility, or any other system that would not customarily be considered part of the base building of a first-class multi-tenant office building. “Base Building System” means any mechanical (including HVAC), electrical, plumbing or fire/life-safety system serving the Building, other than a Supplemental System. “Base Building” means the structural portions of the Building, together with the Base Building Systems.

5 SERVICES.

5.1 Standard Services. Landlord shall provide the following services on all days (unless otherwise stated below): (a) subject to limitations imposed by Law, Building-standard heating, ventilation and air conditioning (“HVAC”) in season during Building HVAC Hours (defined below), stubbed to the Premises; (b) electricity supplied by the applicable public utility, stubbed to the Premises; (c) water supplied by the applicable public utility (i) for use in lavatories and any drinking facilities located in Common Areas within the Building, and (ii) stubbed to the Building core for use in any plumbing fixtures located in the Premises; (d) janitorial services to the Premises, except on weekends and Holidays (defined below); and (e) elevator service (subject to scheduling by Landlord, and payment of Landlord’s standard usage fee, for any freight service). To the extent reasonably determined by Landlord to be practicable, all electricity provided under Section 5.1(b) above shall be separately metered and Tenant shall make payment directly to the entity providing such electricity to the Premises. “Building HVAC Hours” means 8:00 a.m. to 6:00 p.m., Monday through Friday, and 9:00 a.m. to 1:00 p.m. on Saturday, excluding the day of observation of New Year’s Day, Presidents Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day, and, at Landlord’s discretion, any other locally or nationally recognized holiday that is observed by other Comparable Buildings (defined in Section 23.9) (collectively, “Holidays”). If Landlord, at Tenant’s request, provides any service not expressly required hereunder, Tenant shall pay Landlord the reasonable cost thereof plus five percent (5%) of such cost. If Tenant (or any party claiming by, through or under Tenant) pays directly to the provider for any energy, water or other utility consumed at the Property, Tenant shall deliver to Landlord on a monthly (or, at Landlord’s option, a less frequent) basis and in a format reasonably requested by Landlord, or, at Landlord’s option, execute and deliver to Landlord an instrument enabling Landlord to obtain from such provider, any data about such consumption that Landlord reasonably requests, including total usage and charges as they appear on Tenant’s utility bills and any other data about such consumption that Landlord, in its reasonable judgment, desires to obtain or is required to disclose to a prospective buyer, tenant, Security Holder or governmental agency under applicable Law. Tenant shall use its commercially reasonable efforts (at no additional cost to Tenant and without any adverse effect to the comfort of Tenant’s personnel within the Premises) to cooperate with Landlord to achieve cost efficiencies using tariff analysis and property improvement recommendations resulting from ASHRAE audits and aggregated procurement.

5.2 Above-Standard Use. Landlord shall provide Building-standard HVAC service outside of Building HVAC Hours if Tenant gives Landlord reasonable prior notice thereof and pays Landlord’s standard charge therefor. The parties acknowledge that, as of the date hereof, Landlord’s charge for HVAC service outside Building HVAC Hours is $35.00 per hour per zone, subject to change from time to time. The connected electrical load of Tenant’s incidental-use equipment shall not exceed the Building-standard electrical design load or be distributed within the Premises in a manner that violates applicable Law. If Tenant’s consumption of water exceeds the rate Landlord reasonably deems to be standard for the Building, Tenant shall pay Landlord, upon billing, the cost of such excess consumption, including any costs of installing, operating and maintaining any equipment that is installed in order to supply or measure such excess water. Tenant shall reimburse Landlord for any additional or above-standard cleaning costs incurred by Landlord (whether in the Premises or elsewhere in and around the Building) which are performed at the request of Tenant or arise from or with respect to any person using the Premises or the Building by, through or under Tenant, who is symptomatic or tests positive for Coronavirus.

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5.3 Interruption. Subject to Section 10, any failure to furnish, delay in furnishing, or diminution in the quality or quantity of any service resulting from any application of Law, failure of equipment, performance of maintenance, repairs, improvements or alterations, utility interruption, or event of Force Majeure (each, a “Service Interruption”) shall not render Landlord liable to Tenant, constitute a constructive eviction, or excuse Tenant from any obligation hereunder. Notwithstanding anything to the contrary contained in this Lease, if all or a material portion of the Premises is made untenantable or inaccessible for more than 5 consecutive business days after notice from Tenant to Landlord as a result of a Service Interruption that can be corrected through Landlord’s reasonable efforts and does not result from a Casualty (defined in Section 10), a Taking (defined in Section 12) or an Act of Tenant (defined in Section 9.1), then, as Tenant’s sole remedy, Monthly Rent shall abate for the period beginning on the 6th consecutive business day of such Service Interruption and ending on the day such Service Interruption ends, but only in proportion to the percentage of the rentable square footage of the Premises made untenantable or inaccessible and not occupied by Tenant.

5.4 Twenty-Four Hour Access. Subject to Landlord’s security requirements, repairs made by Landlord to the Project, Force Majeure and Sections 10 and 12 below, Tenant shall have access to (a) Suite 250 twenty-four (24) hours per day, seven (7) days per week throughout the Suite 250 Term, and (b) Suite 200 twenty-four (24) hours per day, seven (7) days per week throughout the Suite 200 Term.

6 REPAIRS AND ALTERATIONS.

6.1 Repairs. Subject to Section 10, Tenant, at its expense, shall perform all maintenance and repairs (including replacements) to the Premises, and keep the Premises in as good condition and repair as existed when Tenant took possession and as thereafter improved, except for reasonable wear and tear, casualty and repairs that are Landlord’s express responsibility hereunder. Tenant’s maintenance and repair obligations shall include (a) all leasehold improvements in the Premises, any Alterations (defined in Section 6.2), and any leasehold improvements installed in the Premises pursuant to any prior lease (the “Leasehold Improvements”), but excluding the Base Building; (b) any Supplemental Systems serving the Premises, whether located inside or (provided that Tenant has access thereto) outside of the Premises; and (c) all Lines (defined in Section 22) and trade fixtures within the Premises. Notwithstanding the foregoing, if a Default (defined in Section 18.1) or an emergency exists, Landlord may, at its option, perform such maintenance and repairs on Tenant’s behalf, in which case Tenant shall pay Landlord, upon demand, the cost of such work plus a coordination fee equal to 5% of such cost. Landlord shall perform all maintenance and repairs to (i) the roof and exterior walls and windows of the Building, (ii) the Base Building, and (iii) the Common Areas.

6.2 Alterations. Tenant may not make any improvement, alteration, addition or change to the Premises or to any mechanical, plumbing or HVAC facility or other system (an “Alteration”) without Landlord’s prior consent, which consent shall not be unreasonably withheld, conditioned or delayed by Landlord. Landlord shall either grant or deny any approval requested by Tenant under this Section 6.2 within 10 days after its receipt of Tenant’s written request for such approval, which request must include the items (or a reasonably detailed description of same - e.g., the quality of materials to be approved by Landlord) to be reviewed and approved by Landlord (such items specifically identified by Tenant in such manner are referred to as the “Alteration Approval Items”). If Landlord fails to either approve or disapprove any Alteration Approval Items requested by Tenant within the 10-day period set forth above, Tenant shall have the right to provide Landlord with a second request for Landlord to either approve or disapprove any Alteration Approval Items requested by Tenant. Tenant’s second request for Landlord to either approve or disapprove any Alteration Approval Items requested by Tenant must specifically state that Landlord’s failure to respond within a period of 10 days shall be deemed to be an approval by Landlord. If Landlord’s failure to respond continues for 10 days after its receipt of the second request for Landlord to either approve or disapprove any Alteration Approval Items for which Tenant has submitted a second request, then such Alteration Approval Items shall be deemed to have been approved by Landlord. Notwithstanding the foregoing, Landlord’s prior consent shall not be required for any Alteration that is decorative only (e.g., carpet installation or painting), is not visible from outside the Premises, and does not affect the Base Building or require a governmental permit (a “Cosmetic Alteration”). For any Alteration other than a Cosmetic Alteration, (a) Tenant, before beginning work, shall deliver to Landlord, and obtain Landlord’s approval of, plans and specifications; (b) Landlord, in its discretion, may require Tenant to obtain security for

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performance satisfactory to Landlord; (c) Tenant shall deliver to Landlord “as built” drawings (in CAD format, if requested by Landlord), completion affidavits, and governmental approvals; and (d) Tenant shall pay Landlord upon demand (i) Landlord’s reasonable out-of-pocket expenses incurred in reviewing the work, and (ii) a coordination fee equal to three percent (3%) of the cost of the work. For any Alteration, Tenant shall deliver to Landlord full and final lien waivers.

6.3 Tenant Work. Before beginning any repair or Alteration or any work affecting Lines (collectively, “Tenant Work”), Tenant shall deliver to Landlord, and obtain Landlord’s approval of, names of contractors, subcontractors, mechanics, laborers and materialmen; (b) evidence of contractors’ and subcontractors’ insurance; and (c) any required governmental permits. Such approval shall not be unreasonably withheld provided that Landlord may designate specific contractors for work relating to mechanical, electrical, plumbing, HVAC, fire/life-safety and sprinkler systems and for vertical Lines. Landlord shall either grant or deny any approval requested by Tenant under this Section 6.3 within 10 days after its receipt of Tenant’s written request for such approval. If Landlord fails to either approve or disapprove any items requested by Tenant within the 10-day period set forth above, Tenant shall have the right to provide Landlord with a second request for Landlord to either approve or disapprove such items requested by Tenant. Tenant’s second request for Landlord to either approve or disapprove any items requested by Tenant must specifically state that Landlord’s failure to respond within a period of 10 days shall be deemed to be an approval by Landlord. If Landlord’s failure to respond continues for 10 days after its receipt of the second request for Landlord to either approve or disapprove any such items for which Tenant has submitted a second request, then such items shall be deemed to have been approved by Landlord. Tenant shall perform all Tenant Work (i) in a good and workmanlike manner using materials of a quality reasonably approved by Landlord; (ii) in compliance with any approved plans and specifications and any approved modifications thereto, all Laws, the National Electric Code, and Landlord’s reasonable construction rules and regulations; and (iii) in a manner that does not impair the Base Building. Tenant shall notify Landlord at least fifteen (15) business days before commencing any work in the Premises. If, as a result of any Tenant Work, Landlord becomes required under Law to perform any inspection, give any notice, or cause such Tenant Work to be performed in any particular manner, Tenant shall comply with such requirement and promptly provide Landlord with reasonable documentation of such compliance. Landlord’s approval of Tenant’s plans and specifications shall not relieve Tenant from any obligation under this Section 6.3 In performing any Tenant Work, Tenant shall not use contractors, services, labor, materials or equipment that, in Landlord’s reasonable judgment, would cause labor disharmony with any workforce or trades engaged in performing other work or services at the Project, and Tenant shall take all actions necessary to resolve any such labor disharmony, including, immediately upon Landlord’s request, termination of any work in the Premises giving rise to such labor disharmony.

7 LANDLORD’S PROPERTY. All Leasehold Improvements shall become Landlord’s property upon installation and without compensation to Tenant. Notwithstanding the foregoing, if any Tenant-Insured Improvements (other than any Unit, which shall be governed by Section 23.5) are not, in Landlord’s reasonable judgment, Building-standard, then before the expiration or earlier termination hereof, Tenant shall, at Landlord’s election, either (a) at Tenant’s expense, and except as otherwise notified by Landlord, remove such Tenant-Insured Improvements, repair any resulting damage to the Premises or Building, and restore the affected portion of the Premises to its configuration and condition existing before the installation of such Tenant-Insured Improvements (or, at Landlord’s election, to a Building-standard tenant-improved configuration and condition as determined by Landlord), or (b) pay Landlord an amount equal to the estimated cost of such work, as reasonably determined by Landlord. If Tenant fails to timely perform any work required under clause (a) of the preceding sentence, Landlord may perform such work at Tenant’s expense. Not later than when consenting to any Tenant Improvements or Alterations (or, in the case of any Tenant Improvements or Alterations that do not require Landlord’s consent, not later than 15 business days after receiving from Tenant a reasonably specific description of such Tenant Improvements or Alterations together with Tenant’s specific request for such identification), Landlord shall identify any such Tenant Improvements or Alterations that, in Landlord’s judgment, are not Building-standard. Notwithstanding anything to the contrary in this Lease, in no event shall Tenant be obligated to remove or restore of the Tenant Improvements to be constructed pursuant to the Work Letters attached hereto as Exhibit C-1 and Exhibit C-2; provided that nothing contained in this sentence shall be construed to release Tenant from the obligation to remove the Lines in accordance with the terms and conditions of Sections 14 and 22, below.

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8 LIENS. Tenant shall keep the Project free from any lien arising out of any work performed, material furnished, or obligation incurred by or on behalf of Tenant or its subtenants or transferees (other than with respect to the Tenant Improvements installed by Landlord). Tenant shall remove any such lien within ten (10) business days after notice from Landlord, and if Tenant fails to do so, Tenant shall be deemed in Default under this Lease, and in addition, Landlord, without limiting its remedies, may bond, insure over or otherwise pay the amount necessary to cause such removal, whether or not such lien is valid. The amount so paid, together with reasonable attorneys’ fees and expenses, shall be reimbursed by Tenant upon demand.

9 INDEMNIFICATION; INSURANCE.

9.1 Waiver and Indemnification. Tenant waives all claims against Landlord, its Security Holders (defined in Section 16), Landlord’s managing agent(s), their (direct or indirect) owners, and the beneficiaries, trustees, managers, members, principals, partners, officers, directors, employees and agents of each of the foregoing (including Landlord, the “Landlord Parties”) for (i) any damage to person or property (or resulting from the loss of use thereof), except (subject to Section 9.4) to the extent such damage is caused by any negligence, willful misconduct or breach of this Lease of or by any Landlord Party, or (ii) any failure to prevent or control any criminal or otherwise wrongful conduct by any third party or to apprehend any third party who has engaged in such conduct, except (subject to Section 9.4) to the extent such damage is caused by any negligence or willful misconduct by any Landlord Party, in which case Landlord shall be responsible to the extent such damage is not covered by insurance required to be carried or actually carried by Tenant hereunder. Tenant shall indemnify, defend, protect, and hold the Landlord Parties harmless from and against any obligation, loss, claim, action, liability, penalty, damage, cost, charge or expense (including reasonable attorneys’ and consultants’ fees and expenses) (each, a “Claim”) that is imposed or asserted by any third party and arises from (a) any cause occurring in, on or about the Premises, or (b) any negligence, willful misconduct or breach of this Lease of or by Tenant, any party claiming by, through or under Tenant, their (direct or indirect) owners, or any of their respective beneficiaries, trustees, managers, members, principals, partners, officers, directors, employees, agents, contractors, licensees or invitees (each, an “Act of Tenant”), except to the extent such Claim arises from any negligence, willful misconduct or breach of this Lease of or by any Landlord Party.

9.2 Tenant’s Insurance. Tenant shall maintain the following coverages in the following amounts:

9.2.1 Commercial General Liability Insurance covering claims of bodily injury, personal injury and property damage arising out of Tenant’s operations and contractual liabilities, including coverage formerly known as broad form, on an occurrence basis, with combined primary and excess/umbrella limits of at least $3,000,000 each occurrence and $4,000,000 annual aggregate.

9.2.2 Property Insurance covering (i) all office furniture, trade fixtures, office equipment, free-standing cabinet work, movable partitions, merchandise and all other items of Tenant’s property in the Premises installed by, for, or at the expense of Tenant, and (ii) any Leasehold Improvements installed by or for the benefit of Tenant, whether pursuant to this Lease or pursuant to any prior lease or other agreement to which Tenant was a party (“Tenant-Insured Improvements”). Such insurance shall be written on a special cause of loss or all risk form for physical loss or damage, for the full replacement cost value (subject to reasonable deductible amounts) new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance, and shall include coverage for damage or other loss caused by fire or other peril, including vandalism and malicious mischief, theft, water damage of any type, including sprinkler leakage, bursting or stoppage of pipes, and explosion, and providing business interruption coverage for a period of one year.

9.2.3 Workers’ Compensation with limits required by statute and Employers’ Liability limits of $1,000,000.

9.3 Form of Policies. The minimum limits of insurance required to be carried by Tenant shall not limit Tenant’s liability. Such insurance shall be issued by an insurance company that has an A.M. Best rating of not less than A-VIII. Tenant’s Commercial General Liability Insurance shall (a) name the Landlord Parties and any other party reasonably designated by Landlord (“Additional Insured Parties”) as additional insureds; and (b) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and non-contributing with Tenant’s insurance. Landlord shall be designated as a loss payee with respect to Tenant’s Property Insurance on any Tenant-Insured Improvements. Tenant shall deliver to Landlord, on or before each applicable Commencement Date (i.e., prior to occupancy of the Temporary Space, prior to the Suite 250 Commencement Date and prior to the Suite 200 Commencement Date) and at least 15 days before the expiration dates thereof, certificates from Tenant’s insurance company on the forms currently designated “ACORD 25” (Certificate of Liability Insurance) and “ACORD

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28” (Evidence of Commercial Property Insurance) or the equivalent. Attached to the ACORD 25 (or equivalent) there shall be an endorsement (or an excerpt from the policy) naming the Additional Insured Parties as additional insureds, and attached to the ACORD 28 (or equivalent) there shall be an endorsement (or an excerpt from the policy) designating Landlord as a loss payee with respect to Tenant’s Property Insurance on any Tenant-Insured Improvements, and each such endorsement (or policy excerpt) shall be binding on Tenant’s insurance company.

9.4 Subrogation. Subject to Section 10 each party waives, and shall cause its insurance carrier to waive, any right of recovery against the other party, any of its (direct or indirect) owners, or any of their respective beneficiaries, trustees, managers, members, principals, partners, officers, directors, employees or agents for any loss of or damage to property which loss or damage is (or, if the insurance required hereunder had been carried, would have been) covered by the waiving party’s property insurance. For purposes of this Section 9.4 only, (a) any deductible with respect to a party’s insurance shall be deemed covered by, and recoverable by such party under, valid and collectable policies of insurance, and (b) any contractor retained by Landlord to install, maintain or monitor a fire or security alarm for the Building shall be deemed an agent of Landlord.

10 CASUALTY DAMAGE. With reasonable promptness after discovering any damage to the Premises (other than trade fixtures), or to any Common Area or portion of the Base Building necessary for access to or tenantability of the Premises, resulting from any fire or other casualty (a “Casualty”), Landlord shall notify Tenant of Landlord’s reasonable estimate of the time required to substantially complete repair of such damage (the “Landlord Repairs”). If, according to such estimate, the Landlord Repairs cannot be substantially completed within two hundred seventh (270) days after they are commenced, either party may terminate this Lease upon sixty (60) days’ notice to the other party delivered within ten (10) days after Landlord’s delivery of such estimate. Within ninety (90) days after discovering damage to the Project resulting from a Casualty, Landlord may, whether or not the Premises are affected, terminate this Lease by notifying Tenant if (i) any Security Holder terminates any ground lease or requires that any insurance proceeds be used to pay any mortgage debt; (ii) any damage to Landlord’s property is not fully covered by Landlord’s insurance policies, not including deductibles; (iii) the restoration costs of the Landlord Repairs exceed 25% of the fair market value of the Building, and Landlord decides to rebuild the Building or Common Areas so that it or they will be substantially different structurally or architecturally; or (iv) the damage occurs during the last 12 months of the Term. Landlord shall not terminate this Lease pursuant to this Section 10 unless it also terminates the leases of all similarly affected office tenants in the Building with similar termination clauses. In determining whether other tenants are similarly affected, Landlord shall be entitled to consider all relevant factors such as the extent of damage, the time to rebuild, the availability of insurance proceeds and the rights of the tenants in question to impose penalties upon Landlord (including the right to terminate) if the repairs are not completed within a specified period of time. However, Landlord shall not be entitled to consider the rental rates payable under the leases in question in its determination of whether to terminate or rebuild. If this Lease is not terminated pursuant to this Section 10 Landlord shall promptly and diligently perform the Landlord Repairs, subject to reasonable delays for insurance adjustment and other events of Force Majeure. The Landlord Repairs shall restore the Premises (other than trade fixtures) and any Common Area or portion of the Base Building necessary for access to or tenantability of the Premises to substantially the same condition that existed when the Casualty occurred, except for (a) any modifications required by Law or any Security Holder, and (b) any modifications to the Common Areas that are deemed desirable by Landlord, are consistent with the character of the Project, and do not materially impair access to or tenantability of the Premises. Notwithstanding Section 9.4 Tenant shall assign to Landlord (or its designee) all insurance proceeds payable to Tenant under Tenant’s insurance required under Section 9.2 with respect to any Tenant-Insured Improvements (the “Assigned Tenant Proceeds”), and if the estimated or actual cost of restoring any Tenant-Insured Improvements exceeds the Assigned Tenant Proceeds received by Landlord, Tenant shall pay such excess to Landlord (the “Tenant Excess”) within 15 days after Landlord’s demand. In no event shall Landlord be required to spend more for the restoration of any Tenant-Insured Improvements than the applicable Assigned Tenant Proceeds and Tenant Excess (if any) actually received by Landlord. No Casualty and no restoration performed as required hereunder shall render Landlord liable to Tenant, constitute a constructive eviction, or excuse Tenant from any obligation hereunder; provided, however, that if the Premises (other than trade fixtures) or any Common Area or portion of the Base Building necessary for access to or tenantability of the Premises is damaged by a Casualty, then, during any time that, as a result of such damage, any portion of the Premises is inaccessible or untenantable and is not occupied by Tenant, Rent shall be abated in proportion to the rentable area of such portion of the Premises. If Landlord does not substantially complete the Landlord Repairs by the Outside Restoration Date (defined below), Tenant may terminate this Lease by notifying Landlord within 15 days after the Outside Restoration Date and before the substantial completion of the Landlord Repairs. As used herein, “Outside Restoration Date” means the date occurring two (2) months after the later of (a)

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the expiration of the time set forth in Landlord’s estimate described in the first sentence of this Section 10, or (b) the date occurring 270 days after the commencement of the Landlord Repairs; provided, however, that the Outside Restoration Date shall be extended to the extent of (i) any delay caused by the insurance adjustment process, (ii) any delay caused by Tenant or any party claiming by, through or under Tenant, and (iii) any other delay (up to 90 days) caused by events of Force Majeure. Notwithstanding the foregoing, if Landlord determines in good faith that it will be unable to substantially complete the Landlord Repairs by the Outside Restoration Date, Landlord may cease its performance of the Landlord Repairs and provide Tenant with notice (the “Restoration Date Extension Notice”) stating such inability and identifying the date on which Landlord reasonably believes such substantial completion will occur, in which event Tenant may terminate this Lease by notifying Landlord within 5 business days after receiving the Restoration Date Extension Notice. If Tenant does not terminate this Lease within such 5 business day period, the Outside Restoration Date shall be automatically amended to be the date identified in the Restoration Date Extension Notice.

11 NONWAIVER. No provision hereof shall be deemed waived by either party unless it is waived by such party expressly and in writing, and no waiver of any breach of any provision hereof shall be deemed a waiver of any subsequent breach of such provision or any other provision hereof. Landlord’s acceptance of Rent shall not be deemed a waiver of any preceding breach of any provision hereof, other than Tenant’s failure to pay the particular Rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of such acceptance. Any acceptance by Landlord of payment of less than the full amount of Rent due hereunder shall not be deemed a waiver of Landlord’s right to receive the full amount of Rent due and shall be applied first to the oldest Rent obligation then due and next to any current Rent obligation then due, in each case notwithstanding any statement to the contrary contained on or accompanying such payment from Tenant. No receipt of monies by Landlord from Tenant after the giving of any notice, the commencement of any suit, the issuance of any final judgment, or the termination hereof shall affect such notice, suit or judgment, or reinstate or extend the Term or Tenant’s right of possession hereunder.

12 CONDEMNATION. If any part of the Premises, Building or Project is to be taken for any public or quasi-public use by power of eminent domain or by private purchase in lieu thereof (a “Taking”) for more than 180 consecutive days, Landlord may terminate this Lease. If more than twenty-five percent (25%) of the rentable area of the Premises, or if any Common Area or portion of the Base Building necessary for access to or tenantability of the Premises, is to be Taken for more than one hundred eighty (180) consecutive days, Tenant may terminate this Lease. Any such termination shall be effective as of the date possession must be surrendered to the authority, and the terminating party shall provide termination notice to the other party within forty-five (45) days after receiving written notice of such surrender date. Except as provided above in this Section 12, neither party may terminate this Lease as a result of a Taking. Tenant shall not assert, and hereby assigns to Landlord, any claim it may have for compensation because of any Taking; provided, however, that Tenant may file a separate claim for any Taking of Tenant’s personal property or any trade fixtures that Tenant is entitled to remove upon the expiration hereof, and for moving expenses, so long as such claim does not diminish the award available to Landlord or any Security Holder and is payable separately to Tenant. If this Lease is terminated pursuant to this Section 12 all Rent shall be apportioned as of the date of such termination. If a Taking occurs and this Lease is not so terminated, Monthly Rent shall be abated for the period of such Taking in proportion to the percentage of the rentable area of the Premises, if any, that is subject to, or rendered inaccessible or untenantable by, such Taking and not occupied by Tenant.

13 ASSIGNMENT AND SUBLETTING.

13.1 Transfers. Tenant shall not, without Landlord’s prior consent (subject to Sections 13.2 and 13.8), assign, mortgage, pledge, hypothecate, encumber, permit any lien to attach to, or otherwise transfer this Lease or any interest hereunder, permit any assignment or other transfer hereof or any interest hereunder by operation of law, enter into any sublease or license agreement, otherwise permit the occupancy or use of any part of the Premises by any persons other than Tenant and its employees and contractors, or permit a Change of Control (defined in Section 13.6) to occur (each, a “Transfer”). If Tenant desires Landlord’s consent to any Transfer, Tenant shall provide Landlord with (i) notice of the terms of the proposed Transfer, including its proposed effective date (the “Contemplated Effective Date”), a description of the portion of the Premises to be transferred (the “Contemplated Transfer Space”), a calculation of the Transfer Premium (defined in Section 13.3), and a copy of all existing executed and/or proposed documentation effecting the proposed Transfer, and (ii) current financial statements of the proposed transferee (or, in the case of a Change of Control, of the proposed new controlling party(ies)) certified by an officer or owner thereof and any other information reasonably required by Landlord in order to evaluate the proposed Transfer (collectively,

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the “Transfer Notice”). Within 30 days after receiving the Transfer Notice, Landlord shall notify Tenant of (a) its consent to the proposed Transfer, (b) its refusal to consent to the proposed Transfer or (c) its exercise of its rights under Section 13.4 If (x) Landlord fails to so notify Tenant within such 30-day period, (y) Tenant subsequently provides Landlord with a second Transfer Notice for the same Transfer that expressly and prominently quotes this sentence in its entirety (and identifies this sentence as being located in this Section 13.1), and (z) Landlord fails to so notify Tenant within five (5) business days after receiving such second Transfer Notice, then Landlord shall be deemed to have consented to the proposed Transfer as of the last day of such 5-business-day period; provided, however that if Tenant effects such Transfer, then Tenant, within 10 business days after Landlord’s request, shall cause the transferee to execute and deliver to Landlord an instrument reasonably acceptable to Landlord pursuant to which the transferee agrees (i) in the case of an assignment, to assume, for Landlord’s benefit, all of Tenant’s obligations hereunder, and (ii) in the case of a sublease or other occupancy or use agreement, (A) to be bound by (1) all of Tenant’s release, waiver, indemnity and insurance obligations hereunder with respect to the Contemplated Transfer Space, (2) each provision hereof that limits the liability of any Landlord Party, and (3) Section 23.6 in connection with any matter relating to such sublease or other agreement or the transferee’s occupancy or use of the Contemplated Transfer Space, and (B) that if, for any reason (including any voluntary surrender by Tenant), this Lease or Tenant’s right to possession hereunder terminates with respect to all or any portion of the Contemplated Transfer Space, then all rights of the transferee in such portion of the Contemplated Transfer Space shall terminate on the date of such termination. Any Transfer made without Landlord’s prior consent shall, at Landlord’s option, be void and shall, at Landlord’s option, constitute a Default. Tenant shall pay Landlord a fee of $1,500.00 for Landlord’s review of any proposed Transfer, whether or not Landlord consents to it.

13.2 Landlord’s Consent. Subject to Section 13.4, Landlord shall not unreasonably withhold, condition, or delay its consent to any proposed Transfer. Without limitation, it shall be deemed reasonable for Landlord to withhold its consent to a proposed Transfer if (i) the proposed transferee is a governmental entity or a nonprofit organization, or is engaged in a business that is not consistent with the quality of the Building; or (ii) the proposed transferee or any of its Affiliates, on the date the Transfer Notice is received, leases or occupies (or, at any time during the 6-month period ending on the date the Transfer Notice is received, has negotiated with Landlord or an Affiliate of Landlord to lease) space in the Project. Notwithstanding the above, Landlord will not withhold its consent solely because the proposed subtenant or assignee is an occupant of the Building if Landlord does not have space available for lease in the Building that is comparable to the space Tenant desires to sublet or assign. Landlord shall be deemed to have comparable space if it has, or will have, space available on any floor of the Building that is approximately the same size as the space Tenant desires to sublet or assign within 6 months of the proposed commencement of the proposed sublease or assignment. Notwithstanding any contrary provision hereof, (a) if Landlord consents to any Transfer pursuant to this Section 13.2 but Tenant does not enter into such Transfer within 6 months thereafter, such consent shall no longer apply and such Transfer shall not be permitted unless Tenant again obtains Landlord’s consent thereto pursuant and subject to the terms of this Section 13; and (b) if Landlord withholds its consent in breach of this Section 13.2 Tenant’s sole remedies shall be contract damages (subject to Section 19) or specific performance, and Tenant waives all other remedies, including any right to terminate this Lease.

13.3 Transfer Premium. If Landlord consents to a Transfer (other than a Change of Control), Tenant shall pay Landlord an amount equal to 50% of any Transfer Premium (defined below). “Transfer Premium” means (a) in the case of an assignment, any consideration (including payment for Leasehold Improvements) paid by the assignee for such assignment, and (b) in the case of a sublease, license or other occupancy agreement, for each month of the term of such agreement, the amount by which all rent and other consideration paid by the transferee to Tenant pursuant to such agreement exceeds the Monthly Rent payable by Tenant hereunder with respect to the Contemplated Transfer Space. In determining the Transfer Premium due Landlord, Tenant may deduct from the Transfer Premium, on a straight-line basis, all reasonable and customary expenses directly incurred by Tenant attributable to the Transfer, including brokerage fees, legal fees, construction costs, and Landlord’s review fee. Payment of Landlord’s share of the Transfer Premium shall be made (x) in the case of an assignment, within 10 business days after Tenant receives the consideration described above, and (y) in the case of a sublease, license or other occupancy agreement, for each month of the term of such agreement, within 10 business days after Tenant receives the rent and other consideration described above.

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13.4 Landlord’s Right to Recapture. Notwithstanding any contrary provision hereof, except in the case of a Permitted Transfer (defined in Section 13.8), in the event of an assignment of this Lease or a sublease of all or a portion of the Premises, Landlord, by notifying Tenant within 30 days after receiving the Transfer Notice, may terminate this Lease with respect to the Contemplated Transfer Space as of the Contemplated Effective Date; provided, however, that such termination shall not be effective if Tenant, by notifying Landlord within five (5) days after receiving Landlord’s notice of termination, withdraws the Transfer Notice. If Tenant does not timely withdraw the Transfer Notice, and if the Contemplated Transfer Space is less than the entire Premises, then Base Rent, Tenant’s Share, and the number of parking spaces (if any) to which Tenant is entitled under Section 1.8 shall be deemed adjusted on the basis of the percentage of the rentable area of the portion of the Premises retained by Tenant. Upon request of either party, the parties shall execute a written agreement prepared by Landlord memorializing such termination.

13.5 Effect of Consent. If Landlord consents to a Transfer, (i) such consent shall not be deemed a consent to any further Transfer, which shall be subject to the provisions of this Section 13, (ii) Tenant shall deliver to Landlord, promptly after execution, an executed copy of all documentation effecting the Transfer in form reasonably acceptable to Landlord, and (iii) Tenant shall deliver to Landlord, upon Landlord’s request, a complete statement, certified by an independent CPA or Tenant’s chief financial officer, setting forth in detail the computation of any Transfer Premium. In the case of an assignment, the assignee shall assume in writing, for Landlord’s benefit, all of Tenant’s obligations hereunder. No Transfer, with or without Landlord’s consent, shall relieve Tenant or any guarantor hereof from any liability hereunder. Notwithstanding any contrary provision hereof, Tenant, with or without Landlord’s consent, shall not enter into, or permit any party claiming by, through or under Tenant to enter into, any sublease, license or other occupancy agreement that provides for payment based in whole or in part on the net income or profit of the subtenant, licensee or other occupant thereunder.

13.6 Change of Control. “Change of Control” means (a) if Tenant is a closely held professional service firm, the withdrawal or change (whether voluntary, involuntary or by operation of law) of more than 25% of its equity owners within a 12-month period; and (b) in all other cases, any transaction(s) resulting in the acquisition of a Controlling Interest (defined below) in Tenant by one or more parties that neither owned, nor are Affiliates (defined below) of one or more parties that owned, a Controlling Interest in Tenant immediately before such transaction(s). “Controlling Interest” means Control (defined below) over an entity, other than Control arising from the ownership of voting securities listed on a recognized securities exchange. “Control” means the direct or indirect power to direct the ordinary management and policies of an entity, whether through the ownership of voting securities, by contract or otherwise. “Affiliate” means, with respect to any party, a person or entity that controls, is under common control with, or is controlled by such party.

13.7 Effect of Default. If Tenant is in Default, Landlord is irrevocably authorized, as Tenant’s agent, to direct any transferee under any sublease, license or other occupancy agreement to make all payments under such agreement directly to Landlord (which Landlord shall apply towards Tenant’s obligations hereunder) until such Default is cured. However, by accepting such payments directly from the subtenant, Landlord does not waive any claims or release Tenant from any obligations hereunder, nor recognize the subtenant as the tenant hereunder. Such transferee shall rely upon any representation by Landlord that Tenant is in Default, whether or not confirmed by Tenant.

13.8 Permitted Transfers. “Permitted Transfer” means (a) an assignment of this Lease or a subletting of all or a portion of the Premises to an affiliate of Tenant (an entity which controls (as defined below), is controlled by or is under common control with, Tenant), (b) an assignment of this Lease to an entity which acquires all or substantially all of the assets of Tenant, (c) an assignment of this Lease to an entity which is the resulting entity of a merger or consolidation of Tenant, (d) a transfer of stock or partnership or membership interests in Tenant to an entity which acquires all or substantially all of such stock or interests in a bona fide M&A transaction, and (e) a sale or other transfer of corporate shares of capital stock (or any member interest if Tenant is a limited liability company) in Tenant in connection with either a bona fide financing for the benefit of Tenant or an initial public offering of Tenant’s stock on a nationally-recognized stock exchange (and, following any such public offering, the sale or transfer of any such shares shall be a Permitted Transfer) or any other transaction. The term “control” and similar phrases, as used in this subsection, means the ownership, directly or indirectly, of more than fifty percent (50%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of more than fifty percent (50%) of the voting interest in, any person or entity. “Permitted Transferee” means (i) any transferee with respect to a Permitted Transfer pursuant to Clauses (a) or (b) above, and (ii) the resulting Tenant arising from or in connection with a Permitted Transfer pursuant to clause (c) above. Notwithstanding anything to the contrary in this Lease, a Permitted Transfer shall not be deemed an assignment, sublease or Transfer under this Lease, shall not require Landlord’s consent and shall not trigger any recapture or rent-sharing provisions of this Lease, provided that (A) following the closing of such

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Permitted Transfer, Tenant notifies Landlord of such Permitted Transfer and promptly supplies Landlord with any documents or information reasonably requested by Landlord regarding such Permitted Transfer or such Permitted Transferee, (B) such Permitted Transfer is not a subterfuge by Tenant to avoid its obligations under this Lease, (C) with respect to a Permitted Transfer pursuant to clauses (b) or (c) above, the Permitted Transferee shall have a tangible net worth (not including goodwill as an asset) computed in accordance with generally accepted accounting principles (“Net Worth”) at least equal to the Net Worth of Tenant on the day immediately preceding the effective date of such Permitted Transfer and (D) with respect to a Permitted Transfer pursuant to clauses (a), (d) or (e) above, the Net Worth of Tenant shall be no lower on the day immediately following the effective date of such Permitted Transfer as on the day immediately preceding the effective date of such Permitted Transfer. Except with respect to a Permitted Transfer pursuant to clauses (d) or (e) above, any Permitted Transferee in connection with a Permitted Transfer shall be deemed the original Tenant for all purposes of this Lease (including without limitation options to renew or expand, and signage rights, subject to the last paragraph of Section 23.4.2).

14 SURRENDER. Upon the expiration or earlier termination hereof, and subject to Sections 7 and 10 and this Section 14 Tenant shall surrender possession of the Premises to Landlord broom clean in as good condition and repair as existed when Tenant took possession and as thereafter improved, except for reasonable wear and tear, casualty and repairs that are Landlord’s express responsibility hereunder. Before such expiration or termination, Tenant, without expense to Landlord, shall (a) remove from the Premises all debris and rubbish and all furniture, equipment, trade fixtures, (subject to Section 22) Lines, free-standing cabinet work, movable partitions and other articles of personal property that are owned or placed in the Premises by Tenant or any party claiming by, through or under Tenant (except for any Lines not required to be removed under Section 22), and (b) repair all damage to the Premises and Building resulting from such removal. If Tenant fails to timely perform such removal and repair, Landlord may do so at Tenant’s expense (including storage costs). If Tenant fails to remove such property from the Premises, or from storage, within 30 days after notice from Landlord, any part of such property shall be deemed, at Landlord’s option, either (x) conveyed to Landlord without compensation, or (y) abandoned.

15 HOLDOVER. If Tenant fails to surrender the Premises upon the expiration or earlier termination hereof, Tenant’s tenancy shall be subject to the terms and conditions hereof; provided, however, that such tenancy shall be a tenancy at sufferance only, for the entire Premises, and Tenant shall pay Monthly Rent (prorated for any partial month) at a rate equal to 150% of the Monthly Rent applicable during the last calendar month of the Term. Nothing in this Section 15 shall be deemed a consent to any holdover or limit Landlord’s rights or remedies. If Landlord provides Tenant with at least fifteen (15) days’ prior written notice that Landlord has entered into a lease for the Premises or has received a bona fide offer to lease the Premises and that Landlord will be unable to deliver possession or perform improvements due to Tenant’s holdover, and Tenant fails to surrender the Premises upon the later of (i) the date of expiration of such fifteen (15) day period, or (ii) the date of the expiration or earlier termination of this Lease, and if Landlord is unable to timely deliver possession of the Premises to, or perform improvements for, a new tenant as a result of Tenant’s holdover, Tenant shall be liable for all resulting damages, including lost profits, incurred by Landlord.

16 SUBORDINATION; ESTOPPEL CERTIFICATES. This Lease shall be subject and subordinate to all existing and future ground or underlying leases, mortgages, trust deeds and other encumbrances against the Building or Project, all renewals, extensions, modifications, refinancings, consolidations and replacements thereof (each, a “Security Agreement”), and all advances made upon the security of such mortgages or trust deeds, unless in each case the holder of such Security Agreement (each, a “Security Holder”) requires in writing that this Lease be superior thereto. Upon any termination or foreclosure (or any delivery of a deed in lieu of foreclosure) of any Security Agreement, Tenant, upon request, shall attorn, without deduction or set-off, to the Security Holder or purchaser or any successor thereto and shall recognize such party as the lessor hereunder provided that such party agrees not to disturb Tenant’s occupancy so long as Tenant timely pays the Rent and otherwise performs its obligations hereunder. Within 10 business days after Landlord’s request, Tenant shall execute such further commercially reasonable instruments as Landlord or any Security Holder may reasonably deem necessary to evidence the subordination or superiority of this Lease to any Security Agreement. Tenant waives any right it may have under Law to terminate or otherwise adversely affect this Lease or Tenant’s obligations hereunder upon a foreclosure. Within 10 business days after request by either party, the other party shall execute and deliver to the requesting party a commercially reasonable estoppel certificate in favor of such unaffiliated third party as the requesting party may reasonably designate, including a prospective purchaser of the requesting party’s interest in this Lease (or, if Landlord is the requesting party, a current or prospective Security Holder. The party delivering such estoppel certificate shall be estopped, as against the third-party recipient, from asserting any fact or claim contrary to the matters set forth therein. However, such estoppel certificate shall not affect the rights or obligations of Landlord or Tenant as between each other.

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17 ENTRY BY LANDLORD. At all reasonable times and upon reasonable prior written notice to Tenant, or in an emergency, Landlord may enter the Premises to (i) inspect the Premises; (ii) show the Premises to prospective purchasers, current or prospective Security Holders or insurers, or, during the last 12 months of the Term (or while an uncured Default exists), prospective tenants; (iii) post notices of non-responsibility; or (iv) perform maintenance, repairs or alterations. At any time and without notice to Tenant, Landlord may enter the Premises to perform janitorial or other required services. If reasonably necessary, Landlord may temporarily close any portion of the Premises to perform maintenance, repairs or alterations. In an emergency, Landlord may use any means it deems proper to open doors to and in the Premises. Except in an emergency, Landlord shall use reasonable efforts (except Landlord shall not be obligated to pay overtime rates for which Tenant does not agree to reimburse Landlord) to minimize interference with Tenant’s use of the Premises. No entry into or closure of any portion of the Premises pursuant to this Section 17 shall render Landlord liable to Tenant, constitute a constructive eviction, or excuse Tenant from any obligation hereunder. Notwithstanding anything to the contrary contained in this Lease, if a closure of (or restriction of access to) a portion of the Premises by Landlord pursuant to this Section 17 (a) is not made necessary by a Casualty, a Taking, a Tenant Default or an Act of Tenant, and (b) either (i) is made necessary by an event or condition within Landlord’s reasonable control and continues for more than five (5) consecutive business days, or (ii) is made necessary by an event or condition outside Landlord’s reasonable control and continues for more than twenty (20) consecutive days, then, as Tenant’s sole remedy for such closure, Rent shall abate for such portion of the Premises beginning on the first business day immediately following the expiration of such 5-business day or 20-day period, as applicable, and ending on the date on which such closure terminates.

18 DEFAULTS; REMEDIES.

18.1 Events of Default. The occurrence of any of the following shall constitute a “Default”:

18.1.1 Any failure by Tenant to pay any Rent (or deliver any security deposit, letter of credit, or similar credit enhancement required hereunder) when due unless such failure is cured within three (3) business days after notice; or

18.1.2 Except where a specific time period is otherwise set forth for Tenant’s cure in this Section 18.1 (in which event Tenant’s failure to cure within such time period shall be a Default), and except as otherwise provided in this Section 18.1, any breach by Tenant of any other provision hereof where such breach continues for thirty (30) days after notice from Landlord; provided that if such breach cannot reasonably be cured within such thirty (30)-day period, Tenant shall not be in Default as a result of such breach if Tenant diligently commences such cure within such period, thereafter diligently pursues such cure, and completes such cure within sixty (60) days after Landlord’s notice; or

18.1.3 Any breach by Tenant of Section 16 or 17 where such breach continues for more than 2 business days after notice from Landlord; or

18.1.4 Tenant becomes in breach of Section 23.3(c) or (d).

The notice periods provided herein are in lieu of, and not in addition to, any notice periods provided by Law, and Landlord shall not be required to give any additional notice in order to be entitled to commence an unlawful detainer proceeding.

18.2 Remedies Upon Default. Upon any Default, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity (which shall be cumulative and nonexclusive), the option to pursue any one or more of the following remedies (which shall be cumulative and nonexclusive) without any notice or demand:

18.2.1 Landlord may terminate this Lease, in which case Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy it may have for possession or arrearages in Rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim of damages therefor; and Landlord may recover from Tenant the following:

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(a) The worth at the time of award of the unpaid Rent which had been earned at the time of such termination; plus

(b) The worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(c) The worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such Rent loss that Tenant proves could be reasonably avoided; plus

(d) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations hereunder or which in the ordinary course of things would be likely to result therefrom, including brokerage commissions, advertising expenses, expenses of remodeling any portion of the Premises for a new tenant (whether for the same or a different use), and any special concessions made to obtain a new tenant; plus

(e) At Landlord’s option, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by Law.

(f) As used in Sections 18.2.1(a) and 18.2.1(b), the “worth at the time of award” shall be computed by allowing interest at a rate per annum equal to the lesser of (i) the annual

“Bank Prime Loan” rate cited in the Federal Reserve Statistical Release Publication G.13 (415), published on the first Tuesday of each calendar month (or such other comparable index as Landlord shall reasonably designate if such rate ceases to be published) plus two (2) percentage points, or (ii) the highest rate permitted by Law. As used in Section 18.2.1(c), the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1%.

18.2.2 Landlord shall have the remedy described in California Civil Code § 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover Rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies hereunder, including the right to recover all Rent as it becomes due.

18.2.3 Landlord shall at all times have the rights and remedies (which shall be cumulative with each other and cumulative and in addition to those rights and remedies available under Sections 18.2.1 and 18.2.2 or any Law or other provision hereof), without prior demand or notice except as required by Law, to seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof.

18.2.4 If Tenant is in Default of any of its non-monetary obligations under this Lease, Landlord shall have the right to perform such obligations. Tenant shall reimburse Landlord for the cost of such performance upon demand together with an administrative charge equal to 10% of the cost of the work performed by Landlord. The repossession or re-entering of all or any part of the Premises shall not relieve Tenant of its liabilities and obligations under this Lease. No right or remedy of Landlord shall be exclusive of any other right or remedy. Each right and remedy shall be cumulative and in addition to any other right and remedy now or subsequently available to Landlord at Law or in equity.

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18.3 Efforts to Relet. Unless Landlord provides Tenant with express notice to the contrary, no re-entry, repossession, repair, maintenance, change, alteration, addition, reletting, appointment of a receiver or other action or omission by Landlord shall (a) be construed as an election by Landlord to terminate this Lease or Tenant’s right to possession, or to accept a surrender of the Premises, or (b) operate to release Tenant from any of its obligations hereunder. Tenant waives, for Tenant and for all those claiming by, through or under Tenant, California Civil Code § 3275, California Code of Civil Procedure §§ 1174(c) and 1179, and any existing or future rights to redeem or reinstate, by order or judgment of any court or by any legal process or writ, this Lease or Tenant’s right of occupancy of the Premises after any termination hereof.

18.4 Landlord Default. Landlord shall not be in default hereunder unless it fails to begin within 30 days after notice from Tenant, or fails to pursue with reasonable diligence thereafter, the cure of any breach by Landlord of its obligations hereunder. Before exercising any remedies for a default by Landlord, Tenant shall give notice and a reasonable time to cure to any Security Holder of which Tenant has been notified. In the event of a default by Landlord under this Lease, Tenant shall use reasonable efforts to mitigate its damages and losses arising from any such default and Tenant may pursue any and all remedies available to it at law or in equity, except as otherwise provided herein.

19 LANDLORD EXCULPATION. Notwithstanding any contrary provision hereof, (a) Tenant shall look solely to Landlord’s interest in the Building for the recovery of any judgment or award against any Landlord Party; (b) no Landlord Party shall have any personal liability for any judgment or deficiency, and Tenant waives and releases such personal liability on behalf of itself and all parties claiming by, through or under Tenant; and (c) no Landlord Party shall be liable for any loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, or for any form of special, indirect or consequential damages.

20 LETTER OF CREDIT. Concurrently with Tenant’s execution of this Lease, Tenant shall deliver to Landlord an unconditional, irrevocable and renewable Letter of Credit in favor of Landlord in the form attached hereto as Exhibit H, issued by a financial institution reasonably satisfactory to Landlord (and Landlord hereby approves of Silicon Valley Bank as satisfactory to Landlord), in the principal amount (“Stated Amount”) specified below, to be held by Landlord in accordance with the terms, provisions and conditions of this Lease. Tenant shall pay all expenses, points and/or fees incurred by Tenant in obtaining the Letter of Credit. If the Letter of Credit delivered by Tenant is inconsistent with the form attached hereto as Exhibit H (including, without limitation, the wrong name or address for the Beneficiary), Landlord may so notify Tenant in writing, in which case Tenant shall cause the Letter of Credit to be corrected within five (5) business days after such notice. If the issuer of the Letter of Credit is declared to be insolvent by the Federal Deposit Insurance Corporation (or any comparable institution) or becomes a debtor in any case or proceeding under the Bankruptcy Code or any similar law or statute, or ceases to conduct business for any reason, Landlord may so notify Tenant, in which case Tenant shall, within five (5) business days after such notice from Landlord, provide Landlord with a new Letter of Credit which otherwise meets the requirements of this Section 20 issued by a substitute financial institution reasonably satisfactory to Landlord. The Stated Amount shall initially be $965,548.33; provided, however, that, except as hereinafter provided, if Tenant does not elect to exercise the Suite 250 Extension Option pursuant to Section 3 of Exhibit F, such that the Suite 250 Term expires at the end of the initial sixty-five (65) month period, then upon such expiration of the Suite 250 Term (the “Adjustment Date”), the Stated Amount may be reduced to $764,488.45. However, if (i) a default by Tenant occurs under this Lease, or (ii) circumstances exist that would, with notice or lapse of time, or both, constitute a default by Tenant, and Tenant has failed to cure such default or circumstances within the time period permitted by Section 18 or such lesser time as may remain before the Adjustment Date as provided above, the Stated Amount shall not thereafter be reduced unless and until such default or circumstances shall have been fully cured pursuant to the terms of this Lease, at which time the Stated Amount may be reduced as hereinabove described. In the event Tenant exercises its Suite 250 Extension Option, the Stated Amount of the Letter of Credit shall not be reduced as provided in this Section 20.

The Letter of Credit shall state that an authorized officer or other representative of Landlord may make demand on Landlord’s behalf for the Stated Amount of the Letter of Credit, or any portion thereof, and that the issuing bank must immediately honor such demand, without qualification or satisfaction of any conditions, except the proper identification of the party making such demand. In addition, the Letter of Credit shall indicate that it is transferable in its entirety by Landlord as beneficiary and that upon receiving written notice of transfer, and upon presentation to the issuing bank of the original Letter of Credit, the issuer or confirming bank will reissue the Letter of Credit naming such transferee as the beneficiary. Tenant shall be responsible for the payment to the issuing bank of any transfer costs imposed by the issuing bank in connection with any such transfer. If (A) the term of the Letter of Credit held by Landlord will expire prior to sixty (60) days following the last day of the Term and the Letter of Credit is not extended, or a new Letter of Credit for an extended period of time is not substituted, in either case at least thirty (30) days prior to the expiration of the Letter of Credit, or (B) Tenant commits a Default with respect to any provision of this Lease,

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or files a voluntary petition under Title 11 of the United States Code (i.e., the Bankruptcy Code), or otherwise becomes a debtor in any case or proceeding under the Bankruptcy Code, as now existing or hereinafter amended, or any similar law or statute, Landlord may (but shall not be required to) draw upon all or any portion of the Stated Amount of the Letter of Credit, and the proceeds received from such draw shall constitute Landlord’s property (and not Tenant’s property or the property of the bankruptcy estate of Tenant) and Landlord may then use, apply or retain all or any part of the proceeds (1) for the payment of any sum which is in default, (2) to reimburse Landlord for costs incurred by Landlord in connection with this Lease (including, without limitation, any costs incurred by Landlord to improve the Premises, any Improvement Allowance, and any brokerage commissions and attorneys’ fees), (3) for the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant’s default, (4) to compensate Landlord for any loss or damage which Landlord may suffer by reason of Tenant’s default or (5) as prepaid rent to be applied against Tenant’s Basic Rental obligations for the last month of the Term and the immediately preceding month(s) of the Term until the remaining proceeds are exhausted. If any portion of the Letter of Credit proceeds are so used or applied, Tenant shall, within ten (10) days after demand therefor, post an additional Letter of Credit in an amount to cause the aggregate amount of the unused proceeds and such new Letter of Credit to equal the Stated Amount required in this Section 20 above. Landlord shall not be required to keep any proceeds from the Letter of Credit separate from its general funds. Should Landlord sell its interest in the Premises during the Term and if Landlord deposits with the purchaser thereof the Letter of Credit or any proceeds of the Letter of Credit, thereupon Landlord shall be discharged from any further liability with respect to the Letter of Credit and said proceeds and Tenant shall look solely to such transferee for the return of the Letter of Credit or any proceeds therefrom. The Letter of Credit or any remaining proceeds of the Letter of Credit held by Landlord after expiration of the Term, after any deductions described in this Section 20 above, shall be returned to Tenant or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder, within sixty (60) days following the expiration of the applicable Term.

The use, application or retention of the Letter of Credit, the proceeds or any portion thereof, shall not prevent Landlord from exercising any other rights or remedies provided under this Lease, it being intended that Landlord shall not be required to proceed against the Letter of Credit, and such use, application or retention of the Letter of Credit shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. No trust relationship is created herein between Landlord and Tenant with respect to the Letter of Credit.

Landlord and Tenant acknowledge and agree that except as provided in Section 21 below, in no event or circumstance shall the Letter of Credit, any renewal thereof or substitute therefor or the proceeds thereof be (i) deemed to be or treated as a “security deposit” within the meaning of California Civil Code Section 1950.7, (ii) subject to the terms of such Section 1950.7, or (iii) intended to serve as a “security deposit” within the meaning of such Section 1950.7. The parties hereto (A) recite that the Letter of Credit is not intended to serve as a security deposit and such Section 1950.7 and any and all other laws, rules and regulations applicable to security deposits in the commercial context (“Security Deposit Laws”) shall have no applicability or relevancy thereto and (B) waive any and all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws. Notwithstanding the foregoing, to the extent California Civil Code Section 1950.7 in any way: (a) is applicable to this Lease or the Letter of Credit (or any proceeds thereof); or (b) controls Landlord’s rights to draw on the Letter of Credit or apply the proceeds of the Letter of Credit to any amounts due under this Lease or any damages Landlord may suffer following termination of this Lease, then Tenant fully and irrevocably waives the benefits and protections of Section 1950.7 of the California Civil Code, it being agreed that Landlord may recover from the Letter of Credit (or its proceeds) all of Landlord’s damages under this Lease and California law including, but not limited to, any damages accruing upon the termination of this Lease in accordance with this Lease and Section 1951.2 of the California Civil Code.

21 SECURITY DEPOSIT. If Landlord draws the entire Letter of Credit under Section 20, above, then so long as Tenant has not filed for bankruptcy, and until Tenant posts a replacement Letter of Credit, the proceeds thereof shall be held by Landlord as security (the “Security Deposit”) for Tenant’s performance of its obligations hereunder. Accordingly, in the event of Tenant’s default hereunder, Landlord may, at its option, without limiting its remedies and without notice to Tenant, apply all or part of such Security Deposit to cure such breach and compensate Landlord for any loss or damage caused by such breach, including any damage for which recovery may be made under California Civil Code § 1951.2. If Landlord so applies any portion of the Security Deposit, Tenant, within 3 days after demand therefor, shall restore the Security Deposit to its original amount. The Security Deposit shall not be deemed an advance payment of Rent or measure of damages. Any unapplied portion of the Security Deposit shall be returned to Tenant within 60 days after the latest to occur of (a) the expiration of the Term, (b) Tenant’s surrender of the Premises as required hereunder, or (c) determination of the final Rent due from Tenant. Landlord shall not be required to keep the Security Deposit separate from its other accounts or pay interest on the Security Deposit.

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22 COMMUNICATIONS AND COMPUTER LINES. All Lines installed pursuant to this Lease shall be (a) installed in accordance with Section 6 and (b) clearly marked with adhesive plastic labels (or plastic tags attached to such Lines with wire) to show Tenant’s name, suite number, and the purpose of such Lines (i) every 6 feet outside the Premises (including the electrical room risers and any Common Areas), and (ii) at their termination points. Sufficient spare cables and space for additional cables shall be maintained for other occupants, as reasonably determined by Landlord. Unless otherwise notified by Landlord, Tenant, at its expense and before the expiration or earlier termination hereof, shall remove all Lines and repair any resulting damage. “Lines” means all communications or computer wires and cables serving the Premises, whenever and by whomever installed or paid for, including any wires or cables installed pursuant to any prior lease.

23 MISCELLANEOUS.

23.1 Notices. No notice, demand, statement, designation, request, consent, approval, election or other communication given hereunder (“Notice”) shall be binding upon either party unless (a) it is in writing; (b) it is (i) sent by certified or registered mail, postage prepaid, return receipt requested, (ii) delivered by a nationally recognized courier service, or (iii) delivered personally; and (c) it is sent or delivered to the address set forth in Section 1.9 or 1.10, as applicable, or to such other place (other than a P.O. box) as the recipient may from time to time designate in a Notice to the other party. Any Notice shall be deemed received on the earlier of the date of actual delivery or the date on which delivery is refused, or, if Tenant is the recipient and has vacated its notice address without providing a new notice address, 3 days after the date the Notice is deposited in the U.S. mail or with a courier service as described above. No provision of this Lease requiring a particular Notice to be in writing shall limit the generality of clause (a) of the first sentence of this Section 23.1

23.2 Force Majeure. If either party is prevented from performing any obligation hereunder by any strike, act of God, war, terrorist act, shortage of labor or materials, governmental action or orders, civil commotion, epidemic, pandemic, public health emergency or other cause beyond such party’s reasonable control (“Force Majeure”), such obligation shall be excused during (and any time period for the performance of such obligation shall be extended by) the period of such prevention; provided, however, that this Section 23.2 shall not (a) permit Tenant to hold over in the Premises after the expiration or earlier termination hereof, or (b) excuse (or extend any time period for the performance of) (i) any obligation to remit money or deliver credit enhancement, (ii) any obligation under Section 23.3 or (iii) any of Tenant’s obligations whose breach would interfere with another occupant’s use, occupancy or enjoyment of its premises or the Project.

23.3 Representations and Covenants. Tenant represents, warrants and covenants that (a) Tenant is, and at all times during the Term will remain, duly organized, validly existing and in good standing under the Laws of the state of its formation and qualified to do business in the state or commonwealth in which the Building is located; (b) neither Tenant’s execution of nor its performance under this Lease will cause Tenant to be in violation of any agreement or Law; (c) Tenant (and any guarantor hereof) has not, and at no time during the Term will have, (i) made a general assignment for the benefit of creditors, (ii) filed a voluntary petition in bankruptcy or otherwise sought relief with respect to its debts under any Law relating to bankruptcy or insolvency, (iii) suffered or sought the appointment of a receiver or other similar official to take possession of all or substantially all of its assets, (iv) suffered (A) the filing by creditors of an involuntary petition in bankruptcy that is not dismissed within 30 days, or (B) the attachment or other judicial seizure of all or substantially all of its assets, (v) admitted in writing its inability to pay its debts as they come due, or (vi) made an offer of settlement, extension or composition to its creditors generally; and (d) to the best of Tenant’s knowledge, no party that (other than through the passive ownership of interests traded on a recognized securities exchange) constitutes, owns, controls, or is owned or controlled by Tenant, any guarantor hereof or any subtenant of Tenant, is or at any time during the Term will be, (i) in violation of any Laws relating to terrorism or money laundering, or (ii) among the parties identified on any list compiled pursuant to Executive Order 13224 for the purpose of identifying suspected terrorists or on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treasury.gov/resource-center/sanctions/SDN-List/Pages/default.aspx or any replacement website or other replacement official publication of such list.

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23.4 Signs.

23.4.1 Landlord shall include Tenant’s name in any tenant directory located in the lobby of the Building and the lobby on the second (2nd) floor of the Building. Landlord shall provide identifying suite signage for Tenant comparable to that provided by Landlord on similar floors in the Building. Such identifying suite signage shall be provided at Landlord’s expense; provided, however, that any changes to such signage made after its initial installation shall be at Tenant’s expense. Tenant may not install (a) any signs outside the Premises, or (b) without Landlord’s prior consent in its sole and absolute discretion, any signs, window coverings, blinds or similar items that are visible from outside the Premises.

23.4.2 After the Suite 200 Commencement Date has occurred and subject to this Section 23.4.2, Tenant shall be entitled to install, at its sole cost and expense, signage on the exterior of the Building at the approximate location depicted on Exhibit I (“Signage”). The graphics, materials, size, color, design, lettering, lighting (if any), specifications and exact location of the Signage (collectively, the “Signage Specifications”) shall be subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. In addition, the Signage and all Signage Specifications therefore shall be subject to Tenant’s receipt of all required governmental permits and approvals, shall be subject to all applicable governmental laws and ordinances, and all covenants, conditions and restrictions affecting the Building. Tenant hereby acknowledges that, notwithstanding Landlord’s approval of the Signage and/or the Signage Specifications therefor, Landlord has made no representations or warranty to Tenant with respect to the probability of obtaining such approvals and permits. In the event Tenant does not receive the necessary permits and approvals for the Signage, Tenant’s and Landlord’s rights and obligations under the remaining provisions of this Lease shall not be affected. The cost of installation of the Signage, as well as all costs of design and construction of such Signage and all other costs associated with such Signage, including, without limitation, permits, maintenance and repair, shall be the sole responsibility of Tenant. Notwithstanding anything to the contrary contained herein, in the event that at any time during the Term of this Lease (or any Option Term, if applicable), Tenant fails to occupy at least 11,263 rentable square feet in the Building, Tenant’s right to the Signage shall thereupon terminate and Tenant shall remove such Signage as provided in this Section 23.4.2 below. The rights to the Signage shall be personal to the originally named Tenant and may not be transferred. Should the Signage require maintenance or repairs as determined in Landlord’s reasonable judgment, Landlord shall have the right to provide written notice thereof to Tenant and Tenant shall cause such repairs and/or maintenance to be performed within thirty (30) days after receipt of such notice from Landlord at Tenant’s sole cost and expense. Should Tenant fail to perform such maintenance and repairs within the period described in the immediately preceding sentence, Landlord shall have the right to cause such work to be performed and to charge Tenant, as Additional Rent, for the cost of such work. Upon the expiration or earlier termination of this Lease (or the termination of Tenant’s Signage right as described above), Tenant shall, at Tenant’s sole cost and expense, cause the Signage to be removed from the exterior of the Building and shall cause the exterior of the Project to be restored to the condition existing prior to the placement of such Signage. If Tenant fails to remove such Signage and to restore the exterior of the Project as provided in the immediately preceding sentence within thirty (30) days following the expiration or earlier termination of this Lease (or the termination of Tenant’s Signage as provided above), then Landlord may perform such work, and all costs and expenses incurred by Landlord in so performing such work shall be reimbursed by Tenant to Landlord within ten (10) days after Tenant’s receipt of invoice therefor. The immediately preceding sentence shall survive the expiration or earlier termination of this Lease. Any signs, notices, logos, pictures, names or advertisements which are installed and that have not been individually approved by Landlord may be removed without notice by Landlord at the sole expense of Tenant. Except as provided in this Section above, Tenant may not install any signs on the exterior or roof of the Building or the common areas of the Project or the Real Property. Any signs, window coverings, or blinds (even if the same are located behind the Landlord approved window coverings for the Project), or other items visible from the exterior of the Premises or Building are subject to the prior approval of Landlord, in its sole discretion.

Tenant’s Signage rights may not be assigned or transferred by Tenant to any other person or entity except that in connection with any assignment of Tenant’s interest under this Lease, which assignment is permitted by Landlord pursuant to the provisions of Article 13 hereof, Tenant’s Signage may be assigned to the assignee with Landlord’s prior consent, which consent shall not be unreasonably withheld by Landlord so long as the name of the assignee is not an “Objectionable Name,” as that term is defined below. In addition, should the name of the Original Tenant change, Tenant shall be entitled to modify, at Tenant’s sole cost and expense, Tenant’s Signage to reflect Tenant’s new name, but only if Tenant’s new name is not an “Objectionable Name.” The term “Objectionable Name”

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shall mean any name that (i) relates to an entity that is of a character or reputation, or is associated with a political orientation or faction that is materially inconsistent with the quality of the Project, or which would otherwise reasonably offend a landlord of a building comparable to the Project, taking into consideration the level and visibility of Tenant’s Signage, or (ii) conflicts with any covenants in other leases of space in the Project.

23.5 Supplemental HVAC. If the Premises are served exclusively by any supplemental HVAC unit (a “Unit”), then (a) Tenant shall pay the costs of all electricity consumed in the Unit’s operation, together with the cost of installing a meter to measure such consumption; (b) Tenant, at its expense, shall (i) operate and maintain the Unit in compliance with all applicable Laws and such reasonable non-discriminatory rules and procedures as Landlord may impose; and (ii) keep the Unit in as good working order and condition as existed upon installation (or, if later, when Tenant took possession of the Premises), subject to normal wear and tear and damage resulting from Casualty; (c) the Unit shall become Landlord’s property upon installation and without compensation to Tenant; provided, however, that upon Landlord’s request at the expiration or earlier termination hereof, Tenant, at its expense, shall remove the Unit and repair any resulting damage (and if Tenant fails to timely perform such work, Landlord may do so at Tenant’s expense); (d) the Unit shall be deemed (i) a Leasehold Improvement (except for purposes of Section 7), and (ii) for purposes of Section 10, part of the Premises; (e) if the Unit exists on the date of mutual execution and delivery hereof, Tenant accepts the Unit in its “as is” condition, without representation or warranty as to quality, condition, fitness for use or any other matter; (f) if the Unit connects to the Building’s condenser water loop (if any), then Tenant shall pay to Landlord, as Additional Rent, Landlord’s standard one-time fee for such connection and Landlord’s standard monthly per-ton usage fee; and (g) if any portion of the Unit is located on the roof, then (i) Tenant’s access to the roof shall be subject to such reasonable rules and procedures as Landlord may impose; (ii) Tenant shall maintain the affected portion of the roof in a clean and orderly condition and shall not interfere with use of the roof by Landlord or any other tenants or licensees; and (iii) Landlord may relocate the Unit and/or temporarily interrupt its operation, without liability to Tenant, as reasonably necessary to maintain and repair the roof or otherwise operate the Building.

23.6 Attorneys’ Fees. In any action or proceeding between the parties, including any appellate or alternative dispute resolution proceeding, the prevailing party may recover from the other party all of its costs and expenses in connection therewith, including reasonable attorneys’ fees and costs. Tenant shall pay all reasonable attorneys’ fees and other fees and costs that Landlord incurs in protecting its rights hereunder in any bankruptcy case, assignment for the benefit of creditors, or other insolvency, liquidation or reorganization proceeding involving Tenant or this Lease.

23.7 Brokers. Tenant represents to Landlord that it has dealt only with Tenant’s Broker as its broker, agent or finder in connection with this Lease. Tenant shall indemnify, defend, and hold the Landlord Parties harmless from all claims of any brokers, agents or finders other than Tenant’s Broker (whose commission shall be paid by Landlord pursuant to a separate agreement), claiming to have represented Tenant in connection with this Lease. Landlord shall indemnify, defend and hold Tenant harmless from all claims of any brokers, agents or finders, including Landlord’s Broker, claiming to have represented Landlord in connection with this Lease. Tenant acknowledges that any Affiliate of Landlord that is involved in the negotiation of this Lease is representing only Landlord, and that any assistance rendered by any agent or employee of such Affiliate in connection with this Lease or any subsequent amendment or other document related hereto has been or will be rendered as an accommodation to Tenant solely in furtherance of consummating the transaction on behalf of Landlord, and not as agent for Tenant.

23.8 Governing Law; WAIVER OF TRIAL BY JURY. This Lease shall be construed and enforced in accordance with the Laws of the state or commonwealth in which the Building is located and Landlord and Tenant hereby irrevocably consent to the jurisdiction and proper venue of such state or commonwealth. THE PARTIES WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF OR RELATING TO THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE OR ANY EMERGENCY OR STATUTORY REMEDY.

23.9 Interpretation. The capitalized term “Section” refers to a section hereof unless otherwise specifically provided herein. As used in this Lease, the terms “herein,” “hereof,” “hereto” and “hereunder” refer to this Lease and the term “include” and its derivatives are not limiting. Any reference herein to “any part” or “any portion” of the Premises, the Property or any other property shall be construed to refer to all or any part of such property. In connection with insurance, the term “deductible” includes self-insured retention. Wherever this Lease

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requires Landlord to act in a reasonable manner (whether in incurring an expense, establishing a rule or regulation, providing an approval or consent, or performing any other act), the reasonableness of such act shall be determined by reference to the practices of owners of buildings (“Comparable Buildings”) that are comparable to the Building in size, age, class, quality and location. Wherever this Lease prohibits either party from engaging in any particular conduct, this Lease shall be deemed also to require such party to cause each of its employees and agents (and, in the case of Tenant, each of its licensees, invitees and subtenants, and any other party claiming by, through or under Tenant, and, in the case of Landlord, each of its licensees, invitees and tenants, and any other party claiming by, through or under Landlord) to refrain from engaging in such conduct. Tenant waives the benefit of any rule that a written agreement shall be construed against the drafting party.

23.10 Entire Agreement. This Lease sets forth the entire agreement between the parties relating to the subject matter hereof and supersedes any previous agreements (none of which shall be used to interpret this Lease). Tenant acknowledges that in entering into this Lease it has not relied upon any representation, warranty or statement, whether oral or written, not expressly set forth herein. This Lease can be modified only by a written agreement signed by both parties.

23.11 Unrelated Business Income. If Landlord is advised by its counsel at any time that any part of the payments by Tenant to Landlord under this Lease may be characterized as unrelated business income under the United States Internal Revenue Code and its regulations, then Tenant shall enter into any amendment proposed by Landlord to avoid such income, so long as the amendment does not require Tenant to make more payments or accept fewer services from Landlord, than this Lease provides.

23.12 Financial Statements. At Landlord’s request from time to time in connection with any potential sale or financing of the Building, and provided that Landlord has executed a commercially reasonable non-disclosure agreement for the benefit of Tenant, Tenant shall provide to Landlord the then current financial statements of Tenant and any guarantor hereof and such other information regarding the financial condition of Tenant and any such guarantor as Landlord may reasonably request.

23.13 Other. If any provision hereof is void or unenforceable, no other provision shall be affected. Submission of this instrument for examination or signature by Tenant does not constitute an option or offer to lease. If Tenant is comprised of two or more persons or entities, then (a) their obligations shall be joint and several, (b) any request or demand from any one such person or entity shall be deemed to have been made by all such persons or entities; and (c) any notice given to any one such person or entity shall be deemed to have been given to all such persons or entities. Time is of the essence with respect to the payment of Rent and Tenant’s exercise of any expansion, renewal or extension rights granted to Tenant. So long as Tenant performs its obligations hereunder, Tenant shall have peaceful and quiet possession of the Premises against any party claiming by, through or under Landlord, subject to the terms hereof. This covenant shall be binding upon Landlord and its successors only during its or their respective periods of ownership of the Building. Landlord may transfer its interest herein, in which event (a) to the extent the transferee assumes in writing Landlord’s obligations arising hereunder after the date of such transfer (including the return of any Security Deposit), Landlord shall be released from, and Tenant shall look solely to the transferee for the performance of, such obligations; and (b) Tenant shall attorn to the transferee. Landlord reserves all rights not expressly granted to Tenant hereunder, including the right to make alterations to the Project. No rights to any view or to light or air over any property are granted to Tenant hereunder. The expiration or earlier termination hereof shall not relieve either party of any obligation that accrued before, or continues to accrue after, such expiration or termination.

23.14 Counterparts. This Lease may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. The signature of a party transmitted electronically (e.g., e-signature) or by facsimile, email of a pdf copy, DocuSign or other similar technology application shall constitute and have the same force and effect as the original signature of the party. Following execution, a pdf (or similar image file format) of this entire agreement (whether signed electronically or in ink) shall be deemed the equivalent of the delivery of the original, and any party delivering such a counterpart shall in all events deliver to the other party an original signature promptly upon request.

23.15 Waiver of Statutory Provisions. Each party waives California Civil Code §§ 1932(2), 1933(4) and 1945. Tenant waives (a) any rights under (i) California Civil Code §§ 1932(1), 1941, 1942, 1950.7 or any similar Law, or (ii) California Code of Civil Procedure §§ 1263.260 or 1265.130; and (b) any right to terminate this Lease under California Civil Code § 1995 310.

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23.16 Tax Waiver. Tenant waives all rights pursuant to all Laws to contest any taxes or other levies or protest appraised values or receive notice of reappraisal regarding the Property (including Landlord’s personalty), irrespective of whether Landlord contests same.

[SIGNATURES ARE ON THE FOLLOWING PAGE]

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IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

LANDLORD:

BRE CA OFFICE OWNER LLC, a Delaware limited liability company

By:	/s/ Brendan McCracken
Name: Brendan McCracken
Title: SVP Portfolio Director

TENANT:

AVENZO THERAPEUTICS, INC., a Delaware corporation

By:	/s/ Athena Countouriotis, M.D.
Name: Athena Countouriotis, M.D.
Title: President, Chief Executive Officer

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EXHIBIT A-1

JUNCTION AT DEL MAR I

OUTLINE OF SUITE 250, SUITE 200, AND POTENTIAL OFFERING SPACE (SUITE 225)

Exhibit A-1-1

EXHIBIT A-2

JUNCTION AT DEL MAR I

OUTLINE OF TEMPORARY SPACE

Exhibit A-2-1

EXHIBIT B

JUNCTION AT DEL MAR I

EXPENSES AND TAXES

1 General Terms. In addition to Base Rent, Tenant shall pay for each Expense Year (defined in Section 2.1 below), an amount equal to the sum of (a) Tenant’s Share of any amount (the “Expense Excess”) by which Expenses for such Expense Year exceed Expenses for the Base Year, plus (b) Tenant’s Share of any amount (the “Tax Excess”) by which Taxes for such Expense Year exceed Taxes for the Base Year. No decrease in Expenses or Taxes for any Expense Year below the corresponding amount for the Base Year shall entitle Tenant to any decrease in Base Rent or any credit against amounts due hereunder. Tenant’s Share of the Expense Excess and Tenant’s Share of the Tax Excess for any partial Expense Year shall be prorated based on the number of days in such Expense Year. Landlord and Tenant hereby acknowledge that Tenant’s Share of Expenses and Taxes shall be calculated separately for Suite 250 and Suite 200. Accordingly, each reference in this Exhibit B to “the Premises” shall mean and refer to either Suite 250 or Suite 200, as applicable.

2 Definitions.

2.1 “Expense Year” means each calendar year (other than the Base Year and any preceding calendar year) in which any portion of the Term occurs.

2.2 “Expenses” means all expenses, costs and amounts that Landlord pays or accrues during the Base Year or any Expense Year because of or in connection with the management, maintenance, security, repair, replacement, restoration or operation of the Property. If a tenant of the Building reimburses Landlord on a separately measured basis, and not through payment of Expenses, for a service that is provided by Landlord to Tenant without reimbursement outside of Expenses, then, for purposes of the preceding sentence, such service shall be deemed to be provided to such tenant by such tenant itself and not by Landlord. Landlord shall act in a reasonable manner in incurring Expenses. Expenses shall include (i) the cost of supplying all utilities (and taxes and surcharges thereon), the cost of operating, repairing, maintaining and renovating the utility, telephone, mechanical, sanitary, storm-drainage, and elevator systems, and the cost of maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections, the cost of contesting any Laws that may affect Expenses, and the costs of complying with any business improvement district, governmentally-mandated transportation-management or similar program; (iii) the cost of all insurance premiums and deductibles; (iv) the cost of landscaping and relamping and the cost of painting and/or decorating all areas of the Building not demised to tenants; (v) the cost of parking-area operation, repair, restoration, and maintenance; (vi) a management fee in the amount (which is hereby acknowledged to be reasonable) of 3% of gross annual receipts from the Building (excluding the management fee), together with other fees and costs, including consulting fees, legal fees and accounting fees, of all contractors and consultants in connection with the management, operation, maintenance and repair of the Property; (vii) the fair rental value of any management office space and the cost of equipping, staffing and operating an on-site and/or off-site management office for the Building; (viii) wages, salaries and other compensation, expenses and benefits, including taxes levied thereon, of all persons engaged in the operation, maintenance and security of the Property, and costs of training and uniforms for such persons; (ix) the costs of operation, repair, maintenance and replacement of all systems and equipment (and components thereof) of the Property; (x) the cost of janitorial, alarm, security and other services, replacement of wall and floor coverings, ceiling tiles and fixtures in Common Areas, maintenance and replacement of curbs and walkways, repair to roofs and re-roofing; (xi) the cost of services generally provided to or made available to all tenants at the Building; (xii) rental or acquisition costs (including taxes thereon) of supplies, tools, equipment, materials and personal property used in the maintenance, operation and repair of the Property; (xiii) all capital expenditures that are: (A) intended to reduce current or future Expenses or (B) required under any Law; and (xiv) payments under any existing or future reciprocal easement agreement, transportation management agreement, cost-sharing agreement or other covenant, condition, restriction or similar instrument affecting the Property.

Exhibit B-1

Notwithstanding the foregoing, Expenses shall not include:

(1) capital expenditures not described in clauses (xii) or (xiii) above (in addition, any capital expenditure shall be included in Expenses only if paid or accrued after the Base Year and shall be amortized including actual or imputed interest on the amortized cost over such period of time as Landlord shall reasonably determine);

(2) depreciation;

(3) payments of mortgage or other non-operating debts of Landlord;

(4) costs of repairs to the extent Landlord is reimbursed by insurance or condemnation proceeds;

(5) costs of leasing space in the Building, including brokerage commissions, lease concessions, rental abatements and construction allowances granted to specific tenants;

(6) costs of selling, financing or refinancing the Building;

(7) fines, penalties or interest resulting from late payment of Taxes or Expenses;

(8) organizational expenses of creating or operating the entity that constitutes Landlord;

(9) damages paid to Tenant hereunder or to other tenants of the Building under their respective leases;

(10) costs of curing defects in design or original construction of the Property;

(11) costs incurred in connection with any future expansion of the Property, including the Common Areas, and costs of correcting defects in or inadequacy of any future expansion of the Property, including the Common Areas;

(12) reserves not spent by Landlord by the end of the calendar year for which Expenses are paid;

(13) wages, salaries, fees or fringe benefits (“Labor Costs”) paid to Landlord personnel above the level of general manager or property manager (provided, however, that if such individuals provide services directly related to the operation, maintenance or ownership of the Property that, if provided directly by a general manager or property manager or his or her general support staff, would normally be chargeable as an operating expense of a comparable office building, then the Labor Costs of such individuals may be included in Expenses to the extent of the percentage of their time that is spent providing such services to the Property);

(14) amounts (other than management fees) paid to Landlord’s affiliates for services, but only to the extent such amounts exceed the prices charged for such services by parties having similar skill and experience;

(15) costs of Landlord’s charitable or political contributions, or of fine art maintained at the Property (as opposed to decorations purchased or leased by Landlord for display in the Common Areas of the Building), or travel and entertainment expenses;

(16) costs, penalties, fines, interest or other similar charges incurred by Landlord arising from the gross negligence, willful misconduct or breach of this Lease by or of Landlord or any officer, employee, director, manager, tenant, contractor or agent of Landlord, including without limitation (1) due to the violation by Landlord, its employees, agents or contractors or any tenant of the terms and conditions of any lease of space in the Property or any legal requirement, or (2) incurred as a result of Landlord’s inability or failure to make payment of taxes and/or to file any tax or informational returns when due;

(17) any expense for which Landlord has received actual reimbursement from a third party (other than from a tenant of the Building pursuant to its lease);

Exhibit B-2

(18) costs of cleaning up “hazardous materials” except as related to the general repair, operation and maintenance of the Property;

(19) attorney’s fees and other expenses incurred in connection with negotiations or disputes with tenants or other occupants of the Building;

(20) attorney’s fees and other expenses incurred in connection with any negotiation or dispute, other than (i) any negotiation or dispute that (A) is with a party providing labor, materials or services the cost of which is included in Expenses, and (B) relates to such labor, materials or services, and (ii) any negotiation or dispute with a governmental agency over a Law affecting Expenses; and

(21) a property management fee based on a rate in excess of 3% of gross annual receipts from the Building.

If, during any portion of the Base Year or any Expense Year, the Building is less than 95% occupied (or a service provided by Landlord to Tenant is not provided by Landlord to a tenant that provides such service itself, or any tenant of the Building is entitled to free rent, rent abatement or the like), with the result that Expenses for such year are less than what they would have been if the Building had been 95% occupied (and all services provided by Landlord to Tenant had been provided by Landlord to all tenants, and no tenant of the Building had been entitled to free rent, rent abatement or the like) throughout such year (the “95% Amount”), then Expenses for such year shall be deemed to be the 95% Amount. Notwithstanding any contrary provision hereof, Expenses for the Base Year shall exclude (a) any market-wide cost increases resulting from extraordinary circumstances, including Force Majeure (defined in Section 23.2 of this Lease), boycotts, strikes, conservation surcharges, embargoes or shortages, and (b) at Landlord’s option, the cost of any repair or replacement that Landlord reasonably expects will not recur on an annual or more frequent basis.

2.3 “Taxes” means all federal, state, county or local governmental or municipal taxes, fees, charges, assessments, levies, licenses or other impositions, whether general, special, ordinary or extraordinary, that are paid or accrued during the Base Year or any Expense Year (without regard to any different fiscal year used by such governmental or municipal authority) because of or in connection with the ownership, leasing or operation of the Property. Taxes shall include (a) real estate taxes; (b) general and special assessments; (c) transit taxes; (d) leasehold taxes; (e) personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems, appurtenances, furniture and other personal property used in connection with the Property; (f) any tax on the rent, right to rent or other income from any portion of the Property or as against the business of leasing any portion of the Property; (g) any assessment, tax, fee, levy or charge imposed by any governmental agency, or by any non-governmental entity pursuant to any private cost-sharing agreement, in order to fund the provision or enhancement of any fire-protection, street-, sidewalk- or road-maintenance, refuse-removal or other service that is (or, before the enactment of Proposition 13, was) normally provided by governmental agencies to property owners or occupants without charge (other than through real property taxes); and (h) payments in lieu of taxes under any tax increment financing agreement, abatement agreement, agreement to construct improvements, or other agreement with any governmental body or agency or taxing authority. Any costs and expenses (including reasonable attorneys’ and consultants’ fees) incurred in attempting to protest, reduce or minimize Taxes shall be included in Taxes for the year in which they are incurred. Notwithstanding any contrary provision hereof, Taxes shall exclude (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, transfer taxes, estate taxes, federal and state income taxes, and other taxes to the extent (x) applicable to Landlord’s general or net income (as opposed to rents, receipts or income attributable to operations at the Property), or (y) measured solely by the square footage, rent, fees, services, tenant allowances or similar amounts, rights or obligations described or provided in or under any particular lease, license or similar agreement or transaction at the Building; (ii) any Expenses; (iii) any items required to be paid or reimbursed by Tenant under Section 5 below; and (iv) fines, penalties or interest resulting from late payment of Taxes.

3 Allocation. Landlord, in its reasonable discretion, may equitably allocate Expenses among office, retail or other portions or occupants of the Property. If Landlord incurs Expenses or Taxes for the Property together with another property, Landlord, in its reasonable discretion, shall equitably allocate such shared amounts between the Property and such other property.

Exhibit B-3

4 Calculation and Payment of Expense Excess and Tax Excess.

4.1 Statement of Actual Expenses and Taxes; Payment by Tenant. Landlord shall give to Tenant, after the end of each Expense Year, a statement (the “Statement”) setting forth the actual Expenses, Taxes, Expense Excess and Tax Excess for such Expense Year. If the amount paid by Tenant for such Expense Year pursuant to Section 4.2 is less or more than the sum of Tenant’s Share of the actual Expense Excess plus Tenant’s Share of the actual Tax Excess (as such amounts are set forth in such Statement), Tenant shall pay Landlord the amount of such underpayment, or receive a credit in the amount of such overpayment, with or against the Rent next coming due hereunder; provided, however, that if this Lease has expired or terminated and Tenant has vacated the Premises, Tenant shall pay Landlord the amount of such underpayment, or Landlord shall pay Tenant the amount of such overpayment (less any Rent due), within 30 days after delivery of such Statement. Any failure of Landlord to timely deliver the Statement for any Expense Year shall not diminish either party’s rights under this Exhibit. Notwithstanding the foregoing, if (a) Landlord fails to furnish a Statement by April 30 of the second (2nd) calendar year following the Expense Year to which such Statement applies, (b) Tenant, after April 30 of such second (2nd) calendar year, provides Landlord with notice of such failure (which notice shall expressly include the text of this sentence), and (c) Landlord fails to furnish such Statement by the later of (i) June 30 of such second (2nd) calendar year, or (ii) the date occurring 30 days after Landlord’s receipt of such notice from Tenant, then Tenant shall not be required to pay Landlord any underpayment for such Expense Year, except as provided in Section 4.3.

4.2 Statement of Estimated Expenses and Taxes. Landlord shall give to Tenant, for each Expense Year, a statement (the “Estimate Statement”) setting forth Landlord’s reasonable estimates of the Expenses, Taxes, Expense Excess (the “Estimated Expense Excess”) and Tax Excess (the “Estimated Tax Excess”) for such Expense Year. Upon receiving an Estimate Statement, Tenant shall pay, with its next installment of Base Rent, an amount equal to the excess of (a) the amount obtained by multiplying (i) the sum of Tenant’s Share of the Estimated Expense Excess plus Tenant’s Share of the Estimated Tax Excess (as such amounts are set forth in such Estimate Statement), by (ii) a fraction, the numerator of which is the number of months that have elapsed in the applicable Expense Year (including the month of such payment) and the denominator of which is 12, over (b) any amount previously paid by Tenant for such Expense Year pursuant to this Section 4.2. Until Landlord delivers a new Estimate Statement (which Landlord may do at any time), Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the sum of Tenant’s Share of the Estimated Expense Excess plus Tenant’s Share of the Estimated Tax Excess, as such amounts are set forth in the previous Estimate Statement. Any failure of Landlord to timely deliver any Estimate Statement shall not diminish Landlord’s rights to receive payments and revise any previous Estimate Statement under this Exhibit.

4.3 Retroactive Adjustment of Taxes. Notwithstanding any contrary provision hereof, but subject to the last sentence of Section 2.3, if, after Landlord’s delivery of any Statement, an increase or decrease in Taxes occurs for the applicable Expense Year or for the Base Year (whether by reason of reassessment, error, or otherwise), Taxes for such Expense Year or the Base Year, as the case may be, and the Tax Excess for such Expense Year shall be retroactively adjusted. If, as a result of such adjustment, it is determined that Tenant has under- or overpaid Tenant’s Share of such Tax Excess, Tenant shall pay Landlord the amount of such underpayment, or receive a credit in the amount of such overpayment, with or against the Rent next coming due hereunder; provided, however, that if this Lease has expired or terminated and Tenant has vacated the Premises, Tenant shall pay Landlord the amount of such underpayment, or Landlord shall pay Tenant the amount of such overpayment (less any Rent due), within 30 days after such adjustment is made.

5 Charges for Which Tenant Is Directly Responsible. Notwithstanding any contrary provision hereof, Tenant, promptly upon demand, shall pay (or if paid by Landlord, reimburse Landlord for) each of the following to the extent levied against Landlord or Landlord’s property: (a) any tax based upon or measured by (i) the cost or value of Tenant’s trade fixtures, equipment, furniture or other personal property, or (ii) the cost or value of the Leasehold Improvements (defined in Section 6.1 of this Lease) to the extent such cost or value exceeds that of a Building-standard build-out, as determined by Landlord; (b) any rent tax, sales tax, service tax, transfer tax, value added tax, use tax, business tax, gross income tax, gross receipts tax, or other tax, assessment, fee, levy or charge measured solely by the square footage, Rent, services, tenant allowances or similar amounts, rights or obligations described or provided in or under this Lease; (c) any tax assessed upon the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of any portion of the Property; and (d) any tax assessed on this transaction or on any document to which Tenant is a party that creates an interest or estate in the Premises.

Exhibit B-4

6 Books and Records. Within 60 days after receiving any Statement (the “Review Notice Period”), Tenant may give Landlord notice (“Review Notice”) stating that Tenant elects to review Landlord’s calculation of the Expense Excess for the Expense Year to which such Statement applies and identifying with reasonable specificity the records of Landlord reasonably relating to such matters that Tenant desires to review. Within a reasonable time after receiving a timely Review Notice (and, at Landlord’s option, an executed confidentiality agreement as described below), Landlord shall deliver to Tenant, or make available for inspection at a location reasonably designated by Landlord, copies of such records. Within 60 days after such records are made available to Tenant (the “Objection Period”), Tenant may deliver to Landlord notice (an “Objection Notice”) stating with reasonable specificity any objections to the Statement, in which event Landlord and Tenant shall work together in good faith to resolve Tenant’s objections. Tenant may not deliver more than one Review Notice or more than one Objection Notice with respect to any Statement. If Tenant fails to give Landlord a Review Notice before the expiration of the Review Notice Period or fails to give Landlord an Objection Notice before the expiration of the Objection Period, Tenant shall be deemed to have approved the Statement. Notwithstanding any contrary provision hereof, Landlord shall not be required to deliver or make available to Tenant records relating to the Base Year, and Tenant may not object to Expenses or Taxes for the Base Year, other than in connection with and concurrently with the first review for an Expense Year performed by Tenant pursuant to this Section 6 on the terms and conditions set forth herein. If Tenant retains an agent to review Landlord’s records, the agent must be with a CPA firm licensed to do business in the state or commonwealth in which the Building is located and its fees shall not be contingent, in whole or in part, upon the outcome of the review. Tenant shall be responsible for all costs of such review. The records and any related information obtained from Landlord shall be treated as confidential, and as applicable only to the Premises, by Tenant, its auditors, consultants, and any other parties reviewing the same on behalf of Tenant (collectively, “Tenant’s Auditors”). Before making any records available for review, Landlord may require Tenant and Tenant’s Auditors to execute a reasonable confidentiality agreement, in which event Tenant shall cause the same to be executed and delivered to Landlord within 30 days after receiving it from Landlord, and if Tenant fails to do so, the Objection Period shall be reduced by one day for each day by which such execution and delivery follows the expiration of such 30-day period. Notwithstanding any contrary provision hereof, Tenant may not examine Landlord’s records or dispute any Statement if any Rent remains unpaid past its due date. If, for any Expense Year, Landlord and Tenant determine that the sum of Tenant’s Share of the actual Expense Excess is less or more than the amount reported, Tenant shall receive a credit in the amount of its overpayment, or pay Landlord the amount of its underpayment, against or with the Rent next due hereunder; provided, however, that if this Lease has expired or terminated and Tenant has vacated the Premises, Landlord shall pay Tenant the amount of its overpayment (less any Rent due), or Tenant shall pay Landlord the amount of its underpayment, within 30 days after such determination.

Exhibit B-5

EXHIBIT C-1

JUNCTION AT DEL MAR I

SUITE 250 TENANT WORK LETTER

As used in this Exhibit C-1 (this “Work Letter”), the following terms shall have the following meanings:

(i) “Premises” means Suite 250;

(ii) “Tenant Improvements” means all improvements to be constructed in Suite 250 pursuant to this Work Letter; and

(iii) “Tenant Improvement Work” means the construction of the Tenant Improvements, together with any related work (including demolition) that is necessary to construct the Tenant Improvements.

(iv) This “Lease” means the lease to which this Exhibit is attached.

1 COST OF TENANT IMPROVEMENT WORK. Except as provided in Section 2.2 below, the Tenant Improvement Work shall be performed at Landlord’s expense.

2 PLANS.

2.1 Construction Drawings. The Tenant Improvement Work shall be constructed in accordance with the plans for Suite 250 attached to this Lease as Exhibit A-1 (the “Construction Drawings”).

2.2 Revisions to Construction Drawings. Landlord acknowledges that Tenant has elected to replace the existing doors for Suite 250 with the same doors as Suite 200 (wood and single lite doors) for $15,758.40, using a portion of the Tenant Improvement Allowance for Suite 200 pursuant to Exhibit C-2. If Tenant requests any additional revisions to the Construction Drawings, Landlord shall provide Tenant with notice approving or reasonably disapproving such revision, and, if Landlord approves such revision, Landlord shall have such revision made and delivered to Tenant, together with notice of any resulting change in the estimated total cost associated with the Tenant Improvement Work, within 10 business days after Landlord’s receipt of such request if such revision is not material, and within such longer period of time as may be reasonably necessary (but not more than 15 business days after the later of such receipt or such execution and delivery) if such revision is material, whereupon Tenant, within one (1) business day, shall notify Landlord whether it desires to proceed with such revision. If Landlord has begun performing the Tenant Improvement Work, then, in the absence of such authorization, Landlord shall have the option to continue such performance disregarding such revision. Tenant shall reimburse Landlord, immediately upon demand, for any increase in the estimated total cost associated with the Tenant Improvement Work that results from any such revision (including the cost of preparing such revision). Without limitation, it shall be deemed reasonable for Landlord to disapprove any such proposed revision that, in Landlord’s reasonable judgment, would fail to comply with law or Landlord’s requirements for avoiding aesthetic, engineering or other conflicts with the design and function of the balance of the Building. Tenant hereby acknowledges that any delay resulting from Tenant’s request for any additional revisions to the Construction Drawings shall constitute a Tenant Delay under Section 4.2, below.

3 CONSTRUCTION.

3.1 Contractor. Landlord has retained a contractor of its choice (the “Contractor”) to perform the Tenant Improvement Work. Landlord will select, in its sole discretion, any subcontractors, mechanics and materialmen used in connection with the performance of the Tenant Improvement Work.

Exhibit C-1

3.2 Construction.

3.2.1 Performance of Tenant Improvement Work. Landlord shall cause the Contractor to perform the Tenant Improvement Work in accordance with the Construction Drawings.

3.2.2 Contractor’s Warranties. Tenant waives all claims against Landlord relating to any defects in the Tenant Improvements; provided, however, that if, within 30 days after substantial completion of the Tenant Improvement Work, Tenant provides notice to Landlord of any non-latent defect in the Tenant Improvements, or if, within 11 months after substantial completion of the Tenant Improvement Work, Tenant provides notice to Landlord of any latent defect in the Tenant Improvements, then Landlord shall promptly cause such defect to be corrected.

4 COMPLETION.

4.1 Substantial Completion. For purposes of Section 1.2.2(a) of this Lease, and subject to Section 4.2 below, the Tenant Improvement Work in Suite 250 shall be deemed to be “Substantially Complete” upon the completion of the Tenant Improvement Work pursuant to the Construction Drawings, with the exception of Punchlist Items, and Landlord’s receipt of a (temporary or final) certificate of occupancy or other commercially reasonable signoff of the building permit from the City of San Diego. “Punchlist Items” shall mean only details of construction, mechanical adjustment or any other similar matter, the non-completion of which does not unreasonably interfere with Tenant’s use or occupancy of the Premises, and which punchlist items shall be corrected promptly by Landlord (within sixty (60) days following Landlord’s receipt of written notice thereof from Tenant) without unreasonable interference with Tenant’s use of or access to or from the Premises.

4.2 Tenant Cooperation; Tenant Delay. Tenant shall use reasonable efforts to cooperate with Landlord, the Contractor, and Landlord’s other consultants to obtain the Permits, and complete the Tenant Improvement Work as soon as possible, and Tenant shall meet with Landlord, in accordance with a schedule determined by Landlord, to discuss the parties’ progress. In addition, without limiting the foregoing, if the Substantial Completion of the Tenant Improvement Work is delayed (a “Tenant Delay”) as a result of (a) any failure of Tenant to timely approve any matter requiring Tenant’s approval; (b) any breach by Tenant of this Work Letter or this Lease; (c) any request by Tenant for any revision to, or for Landlord’s approval of any revision to, the Construction Drawings, or (d) any other act or omission of Tenant or any of its agents, employees or representatives, and provided that Landlord gave Tenant notice of such potential delay and a reasonable opportunity to cure, then, notwithstanding any contrary provision of this Lease, and regardless of when the Tenant Improvement Work is actually Substantially Completed, the Tenant Improvement Work shall be deemed to be Substantially Completed on the date on which the Tenant Improvement Work would have been Substantially Completed if no such Tenant Delay had occurred. Notwithstanding the foregoing, Landlord shall not be required to tender possession of the Premises to Tenant before the Tenant Improvement Work has been Substantially Completed, as determined without giving effect to the preceding sentence.

5 MISCELLANEOUS. Notwithstanding any contrary provision of this Lease, if Tenant Defaults under this Lease before the Tenant Improvement Work is completed, Landlord’s obligations under this Work Letter shall be excused until such Default is cured and Tenant shall be responsible for any resulting delay in the completion of the Tenant Improvement Work. This Work Letter shall not apply to any space other than Suite 250.

Exhibit C-2

EXHIBIT C-2

JUNCTION AT DEL MAR I

SUITE 200 TENANT WORK LETTER

As used in this Exhibit B (this “Work Letter”), the following terms shall have the following meanings:

(i) “Premises” means Suite 200;

(ii) “Tenant Improvements” means all improvements to be constructed in Suite 200 pursuant to this Work Letter; and

(iii) “Tenant Improvement Work” means the construction of the Tenant Improvements, together with any related work (including demolition) that is necessary to construct the Tenant Improvements.

(iv) This “Lease” means the lease to which this Exhibit is attached.

1 ALLOWANCE.

1.1 Allowance. Tenant shall be entitled to a one-time tenant improvement allowance (the “Allowance”) in the amount of $901,040.00 (i.e., $80.00 per rentable square foot of Suite 200) to be applied toward the Allowance Items (defined in Section 1.2 below). Tenant shall be responsible for all costs associated with the Tenant Improvement Work, including the costs of the Allowance Items, to the extent such costs exceed the lesser of (a) the Allowance, or (b) the aggregate amount that Landlord is required to disburse for such purpose pursuant to this Work Letter. Upon written notice to Landlord, Tenant may elect to apply up to $112,630.00 of the Allowance (in the aggregate) as (a) a credit against monthly Base Rent for Suite 200 (which credit shall be applied after expiration of the Suite 200 Abatement Period referenced in Section 1.3.2 of this Lease), and/or (b) to reimburse Tenant for furniture, fixtures and/or equipment (including cabling) to be installed in Suite 200 (“FF&E”). In the event Tenant elects to apply a portion of the Allowance to reimburse Tenant for FF&E, Landlord shall reimburse Tenant for the same within thirty (30) days after Landlord’s receipt of paid invoices therefor. Further, Landlord hereby acknowledges that Tenant may and has elected to replace the existing doors for Suite 250 with the same doors as Suite 200 (wood and single lite doors) using $15,758.40 of the Allowance. Notwithstanding any contrary provision of this Lease, if Tenant fails to use the entire Allowance within one (1) year after the Suite 200 Commencement Date, the unused amount shall revert to Landlord and Tenant shall have no further rights with respect thereto.

1.2 Disbursement. Except as otherwise provided in this Work Letter, the Allowance shall be disbursed by Landlord only for the following items (the “Allowance Items”): (a) the fees of the Architect (defined in Section 2.1 below); (b) the cost of preparing the Engineering Drawings (defined in Section 3.2.1 below); (c) plan-check, permit and license fees relating to performance of the Tenant Improvement Work; (d) the cost of performing the Tenant Improvement Work (including the cost to construct the connection between Suite 200 and Suite 250), including after-hours charges, testing and inspection costs, freight elevator usage, hoisting and trash removal costs, and contractors’ fees and general conditions; (e) the cost of any change to the base, shell or core of the Premises or Building required by the Plans (defined in Section 4 below) (including if such change is due to the fact that such work is prepared on an unoccupied basis), including all direct architectural and/or engineering fees and expenses incurred in connection therewith; (f) the cost of any change to the Plans or the Tenant Improvement Work required by law; (g) the Landlord Supervision Fee (defined in Section 3.4.1 below); (h) the cost of Tenant’s project manager, John Kavanaugh and Associates, to oversee the design and construction of the Tenant Improvements (but not to exceed 2% of the Allowance); (i) sales and use taxes; and (j) all other costs expended by Landlord in connection with the performance of the Tenant Improvement Work.

Exhibit C-2-1

2 ARCHITECTURAL PLANS; PRICING.

2.1 Selection of Architect. Landlord shall retain RBN Design (the “Architect”) to prepare the conceptual space plan for the Premises (a “Space Plan”) and the Architectural Drawings (defined in Section 2.4 below).

2.2 Space Plan. Landlord has caused the Architect to prepare and deliver to Tenant a Space Plan and has delivered the same to Tenant for approval. Tenant shall approve or disapprove the Space Plan by notice to Landlord within ten (10) days after full execution and delivery of this Lease. If Tenant disapproves the Space Plan, Tenant’s notice of disapproval shall specify any revisions Tenant desires in the Space Plan. After receiving such notice of disapproval, Landlord shall cause the Architect to revise the Space Plan and resubmit it to Tenant, taking into account the reasons for Tenant’s disapproval; provided, however, that Landlord shall not be required to cause the Architect to make any revision to the Space Plan that is inconsistent with the Landlord Requirements or that Landlord otherwise reasonably disapproves. Such revision and resubmission shall occur within five (5) business days after Landlord’s receipt of Tenant’s notice of disapproval if such revision is not material, and within such longer period of time as may be reasonably necessary (but not more than ten (10) business days after such receipt) if such revision is material. Such procedure shall be repeated as necessary until Tenant has approved the Space Plan. Such approved Space Plan shall be referred to herein as the “Approved Space Plan.”

2.3 Additional Programming Information. Within ten (10) days after approving the Space Plan, Tenant shall deliver to Landlord, in writing, all information (including all interior and special finishes) that, when combined with the Approved Space Plan, will be sufficient to complete the Architectural Drawings, together with all information (including all electrical requirements, telephone requirements, special HVAC requirements, and plumbing requirements) that, when combined with the Approved Space Plan, will be sufficient to complete the Engineering Drawings (collectively, the “Additional Programming Information”). The Additional Programming Information shall be subject to Landlord’s reasonable approval. Landlord shall provide Tenant with notice approving or reasonably disapproving the Additional Programming Information within five (5) business days after Landlord’s receipt thereof. If Landlord fails to approve or reasonably disapprove such Additional Programming Information within such five (5) business day period, Tenant may so notify Landlord in writing. If Landlord fails to approve or reasonably disapprove of such Additional Programming Information within two (2) business days after receipt of such notice, the Additional Programming Information shall be deemed approved. If Landlord disapproves the Additional Programming Information, Landlord’s notice of disapproval shall describe with reasonable specificity the basis for such disapproval and Tenant shall modify the Additional Programming Information and resubmit it for Landlord’s approval. Such procedure shall be repeated as necessary until Landlord has approved the Additional Programming Information. Such approved Additional Programming Information shall be referred to herein as the “Approved Additional Programming Information.” If requested by Tenant, Landlord, in its sole and absolute discretion, may assist Tenant, or cause the Architect and/or other contractors or consultants of Landlord to assist Tenant, in preparing all or a portion of the Additional Programming Information; provided, however, that, whether or not the Additional Programming Information is prepared with such assistance, Tenant shall be solely responsible for the timely preparation and delivery of the Additional Programming Information and for all elements thereof and, subject to Section 1 above, all costs relating thereto.

2.4 Architectural Drawings. After approving the Additional Programming Information, Landlord shall cause the Architect to prepare and deliver to Tenant the final architectural (and, if applicable, structural) working drawings for the Tenant Improvement Work that are in a form that (a) when combined with any Approved Additional Programming Information that is not expressly incorporated into such working drawings, will be sufficient to enable the Contractor (defined in Section 3.1 below) and its subcontractors to bid on the Tenant Improvement Work, and (b) when combined with any Engineering Drawings that satisfy the Engineering Requirements (defined in Section 3.2.1 below), will be sufficient to obtain the Permits (defined in Section 3.3 below) (the “Architectural Drawings”). The Architectural Drawings shall conform to the Approved Space Plan and the Approved Additional Programming Information. The Architect’s preparation and delivery of the Architectural Drawings shall occur within fifteen (15) business days after the later of Landlord’s approval of the Additional Programming Information or the mutual execution and delivery of this Lease. Tenant shall approve or disapprove the Architectural Drawings by notice to Landlord within ten (10) days after receipt. If Tenant disapproves the Architectural Drawings, Tenant’s notice of disapproval shall specify any revisions Tenant desires in the Architectural Drawings. After receiving such notice of disapproval, Landlord shall cause the Architect to revise the Architectural Drawings and resubmit them to Tenant,

Exhibit C-2-2

taking into account the reasons for Tenant’s disapproval; provided, however, that Landlord shall not be required to cause the Architect to make any revision to the Architectural Drawings that conflicts with the Landlord Requirements or is otherwise reasonably disapproved by Landlord. Such revision and resubmission shall occur within five (5) business days after the later of Landlord’s receipt of Tenant’s notice of disapproval or the mutual execution and delivery of this Lease if such revision is not material, and within such longer period of time as may be reasonably necessary (but not more than fifteen (15) business days after the later of such receipt or such mutual execution and delivery) if such revision is material. If Landlord fails to approve or reasonably disapprove the Architectural Drawings the applicable time period (i.e., five (5) business days if the revision is not materials and fifteen (15) business days if such revisions is material), Tenant may so notify Landlord in writing. If Landlord fails to approve or reasonably disapprove the Architectural Drawings within two

(2) business days after receipt of such notice, the Architectural Drawings shall be deemed approved. Such procedure shall be repeated as necessary until Tenant has approved the Architectural Drawings. Such approved Architectural Drawings shall be referred to herein as the “Approved Architectural Drawings.”

2.5 Construction Pricing.

2.5.1 Construction Pricing Proposal. Within ten (10) business days after the Architectural Drawings are approved by Landlord and Tenant, Landlord shall provide Tenant with Landlord’s reasonable estimate (the “Construction Pricing Proposal”) of the cost of all Allowance Items to be incurred by Tenant in connection with the performance of the Tenant Improvement Work pursuant to the Approved Architectural Drawings and the Approved Additional Programming Information. Tenant shall provide Landlord with notice approving or disapproving the Construction Pricing Proposal. If Tenant disapproves the Construction Pricing Proposal, Tenant’s notice of disapproval shall be accompanied by proposed revisions to the Approved Architectural Drawings and/or the Approved Additional Programming Information that Tenant requests in order to resolve its objections to the Construction Pricing Proposal, and Landlord shall respond as required under Section 2.6 below. Such procedure shall be repeated as necessary until the Construction Pricing Proposal is approved by Tenant. Upon Tenant’s approval of the Construction Pricing Proposal, Landlord may purchase the items set forth in the Construction Pricing Proposal and begin construction relating to such items. Once the Construction Pricing Proposal has been approved by Landlord and Tenant, any change order required (but not requested by Tenant under Section 2.6 below) shall be subject to Tenant’s review and reasonable approval, which approval or disapproval shall be delivered by Tenant within two (2) business days after Tenant’s receipt of the proposed change order and relevant invoices.

2.5.2 Over-Allowance Amount. If the Construction Pricing Proposal exceeds the Allowance, then Tenant, concurrently with its delivery to Landlord of its approval of the Construction Pricing Proposal, shall deliver to Landlord cash in the amount of such excess (the “Over-Allowance Amount”). Any Over-Allowance Amount shall be disbursed by Landlord before the Allowance and pursuant to the same procedure as the Allowance. If, after the Construction Pricing Proposal is approved by Tenant, (a) any revision is made to the Approved Additional Programming Information or the Approved Architectural Drawings, or Tenant disapproves any Engineering Drawings that satisfy the Engineering Requirements, or the Tenant Improvement Work is otherwise changed, in each case in a way that increases the Construction Pricing Proposal, or (b) the Construction Pricing Proposal is otherwise increased to reflect the actual cost of all Allowance Items to be incurred by Tenant in connection with the performance of the Tenant Improvement Work pursuant to the terms hereof, then Tenant shall deliver any resulting Over-Allowance Amount (or any resulting increase in the Over-Allowance Amount) to Landlord immediately upon Landlord’s request.

2.6 Revisions to Approved Architectural Drawings, Approved Additional Programming Information, Approved Initial Programming Information, or Approved Space Plan.

2.6.1 Approved Architectural Drawings. If Tenant requests any revision to the Approved Architectural Drawings, Landlord shall provide Tenant with notice approving or reasonably disapproving such revision, and, if Landlord approves such revision, Landlord shall have such revision made and delivered to Tenant, together with notice of any resulting change in the most recent Construction Pricing Proposal, if any, within ten (10) business days after the later of Landlord’s receipt of such request or the mutual execution and delivery of this Lease if such revision is not material, and within such longer period of time as may be reasonably necessary (but not more than fifteen (15) business days after the later of such receipt or such execution and delivery) if such revision is material, whereupon Tenant, within one (1) business day, shall notify Landlord whether it desires to proceed with such revision.

Exhibit C-2-3

If Landlord has begun performing the Tenant Improvement Work, then, in the absence of such authorization, Landlord shall have the option to continue such performance disregarding such revision. Landlord shall not revise the Approved Architectural Drawings without Tenant’s consent, which shall not be unreasonably withheld or conditioned. Tenant shall approve, or reasonably disapprove (and state, with reasonable specificity, its reasons for disapproving), any revision to the Approved Architectural Drawings within two (2) business days after receiving Landlord’s request for approval thereof. For purposes hereof, any change order affecting the Approved Architectural Drawings shall be deemed a revision to the Approved Architectural Drawings.

2.6.2 Approved Additional Programming Information; Approved Initial Programming Information. If Tenant requests Landlord’s approval of any revision to the Approved Additional Programming Information or the Approved Initial Programming Information, Landlord shall provide Tenant with notice approving or reasonably disapproving such revision, together with notice of any resulting change in the most recent Construction Pricing Proposal, if any, within five (5) business days after the later of Landlord’s receipt of such request or the mutual execution and delivery of this Lease, whereupon Tenant, within one (1) business day, shall notify Landlord whether it desires to proceed with such revision. If Landlord has begun performing the Tenant Improvement Work, then, in the absence of such authorization, Landlord shall have the option to continue such performance disregarding such revision. Landlord shall not revise the Approved Additional Programming Information or the Approved Initial Programming Information without Tenant’s consent, which shall not be unreasonably withheld or conditioned. Tenant shall approve, or reasonably disapprove (and state, with reasonable specificity, its reasons for disapproving), any revision to the Approved Additional Programming Information or the Approved Initial Programming Information within two (2) business days after receiving Landlord’s request for approval thereof.

2.6.3 Approved Space Plan. If Tenant requests Landlord’s approval of any revision to the Approved Space Plan, Landlord shall provide Tenant with notice approving or reasonably disapproving such revision within five (5) business days after the later of Landlord’s receipt of such request or the mutual execution and delivery of this Lease. If Landlord has begun performing the Tenant Improvement Work, then, in the absence of such authorization, Landlord shall have the option to continue such performance disregarding such revision. Landlord shall not revise the Approved Space Plan without Tenant’s consent, which shall not be unreasonably withheld or conditioned. Tenant shall approve, or reasonably disapprove (and state, with reasonable specificity, its reasons for disapproving), any revision to the Approved Space Plan within two (2) business days after receiving Landlord’s request for approval thereof.

2.7 Tenant’s Approval Deadline. Tenant shall approve the Construction Pricing Proposal pursuant to Section 2.5.1 above on or before Tenant’s Approval Deadline (defined below). As used in this Work Letter, “Tenant’s Approval Deadline” means the date occurring five (5) business days after the Construction Pricing Proposal is delivered by Landlord to Tenant; provided, however, that Tenant’s Approval Deadline shall be extended by one (1) day for each day, if any, by which Tenant’s approval of the Construction Pricing Proposal pursuant to Section 2.5.1 above is delayed by any failure of Landlord to perform its obligations under this Section 2.

3 CONSTRUCTION.

3.1 Contractor. Landlord shall retain a contractor of its choice (the “Contractor”) to perform the Tenant Improvement Work. In addition, Landlord may select and/or approve of any subcontractors, mechanics and materialmen used in connection with the performance of the Tenant Improvement Work.

3.2 Engineering Drawings.

3.2.1 Preparation. Landlord shall cause the engineering working drawings for the mechanical, electrical, plumbing, fire-alarm and fire sprinkler work in the Premises (the “Engineering Drawings”) to (a) be prepared by one or more of the Architect, the Contractor, and/or engineers or other consultants selected and/or retained by the Architect, the Contractor or Landlord, and (b) conform to the Approved Space Plan, the Approved Additional Programming Information, the first sentence of Section 4 below, and any then-existing Approved Architectural Drawings (collectively, the “Engineering Requirements”).

Exhibit C-2-4

3.2.2 Design Build. Except as provided in Section 3.2.3 below:

A. Delivery and Approval. The Engineering Drawings shall be delivered to Tenant within fifteen (15) business days after the later of Tenant’s approval of the Architectural Drawings pursuant to Section 2.4 above or the mutual execution and delivery of this Lease. Tenant shall approve, or reasonably disapprove (and state, with reasonable specificity, its reasons for disapproving), the Engineering Drawings within two (2) business days after the latest of (a) Tenant’s receipt of the Engineering Drawings, (b) Tenant’s approval of the Architectural Drawings, or (c) the mutual execution and delivery of this Lease. After receiving any such notice of reasonable disapproval, Landlord shall cause the Contractor to revise the Engineering Drawings and resubmit them to Tenant, taking into account the reasons for Tenant’s disapproval; provided, however, that Landlord shall not be required to make any revision to the Engineering Drawings that conflicts with the Engineering Requirements or the Landlord Requirements or is otherwise reasonably disapproved by Landlord. Such procedure shall be repeated as necessary until Tenant has reasonably approved the Engineering Drawings. Such approved Engineering Drawings shall be referred to herein as the “Approved Engineering Drawings”.

B. Revisions. If Tenant requests any revision to the Approved Engineering Drawings, Landlord shall provide Tenant with notice approving or reasonably disapproving such revision, and, if Landlord approves such revision, Landlord shall have such revision made and delivered to Tenant, together with notice of any resulting change in the most recent Construction Pricing Proposal, within five (5) business days after the later of Landlord’s receipt of such request or the mutual execution and delivery of this Lease if such revision is not material, and within such longer period of time as may be reasonably necessary (but not more than ten (10) business days after the later of such receipt or such execution and delivery) if such revision is material, whereupon Tenant, within one (1) business day, shall notify Landlord whether it desires to proceed with such revision. If Landlord has begun performing the Tenant Improvement Work, then, in the absence of such authorization, Landlord shall have the option to continue such performance disregarding such revision. Landlord shall not revise the Approved Engineering Drawings without Tenant’s consent, which shall not be unreasonably withheld or conditioned. Tenant shall approve, or reasonably disapprove (and state, with reasonable specificity, its reasons for disapproving), any revision to the Approved Engineering Drawings within two (2) business days after receiving Landlord’s request for approval thereof. Any change order affecting the Approved Engineering Drawings shall be deemed a revision to the Approved Engineering Drawings.

3.2.3 Design Bid Build. If Landlord, at its option, causes the Engineering Drawings to be delivered to Tenant on or before the date on which the Architectural Drawings are first delivered to Tenant pursuant to Section 2.4 above, then (a) Section 3.2.2 above shall not apply; (b) Tenant’s review and approval of, and any revisions to, the Engineering Drawings shall be governed by Sections 2.4 and 2.6 above as if the Engineering Drawings were part of the Architectural Drawings; and (c) the Engineering Drawings, as approved by Tenant pursuant to Section 2.4 above, shall be referred to herein as the “Approved Engineering Drawings”.

3.3 Permits. Landlord shall cause the Contractor to submit the Approved Architectural Drawings and the Approved Engineering Drawings (collectively, the “Approved Construction Drawings”) to the appropriate municipal authorities and otherwise apply for and obtain from such authorities all permits necessary for the Contractor to complete the Tenant Improvement Work (the “Permits”).

3.4 Construction.

3.4.1 Performance of Tenant Improvement Work. Landlord shall cause the Contractor to perform the Tenant Improvement Work in accordance with the Approved Construction Drawings. Tenant shall pay a construction supervision and management fee (the “Landlord Supervision Fee”) to Landlord in an amount equal to 3% of the aggregate amount of all Allowance Items other than the Landlord Supervision Fee.

3.4.2 Contractor’s Warranties. Tenant waives all claims against Landlord relating to any defects in the Tenant Improvements; provided, however, that if, within 30 days after substantial completion of the Tenant Improvement Work, Tenant provides notice to Landlord of any non-latent defect in the Tenant Improvements, or if, within 11 months after substantial completion of the Tenant Improvement Work, Tenant provides notice to Landlord of any latent defect in the Tenant Improvements, then Landlord shall promptly cause such defect to be corrected.

Exhibit C-2-5

4 COMPLIANCE WITH LAW; SUITABILITY FOR TENANT’S USE. Landlord shall cause the Improvements to be designed and constructed in compliance with law and shall cause the Architect and the Contractor to use the Required Level of Care (defined below) to cause the Space Plan, the Architectural Drawings and the Engineering Drawings to comply with law. As used herein, “Required Level of Care” means the level of care that reputable architects and engineers customarily use to cause architectural and engineering plans, drawings and specifications to comply with law where such plans, drawings and specifications are prepared for spaces in buildings comparable in quality to the Building. Except as provided above in this Section 4, Tenant shall be responsible for ensuring that the Initial Programming Information, the Space Plan, the Additional Programming Information, the Architectural Drawings and the Engineering Drawings (collectively, the “Plans”) are suitable for Tenant’s use of the Premises.

5 COMPLETION.

5.1 Substantial Completion. For purposes of Section 1.2.2(b) of this Lease, and subject to Section 5.2 below, the Tenant Improvement Work in Suite 200 shall be deemed to be “Substantially Complete” upon the completion of the Tenant Improvement Work pursuant to the Approved Construction Drawings, with the exception of Punchlist Items, and Landlord’s receipt of a (temporary or final) certificate of occupancy or other commercially reasonable signoff of the building permit from the City of San Diego. “Punchlist Items” shall mean only details of construction, mechanical adjustment or any other similar matter, the non-completion of which does not unreasonably interfere with Tenant’s use or occupancy of the Premises, and which punchlist items shall be corrected promptly by Landlord (within sixty (60) days following Landlord’s receipt of written notice thereof from Tenant) without unreasonable interference with Tenant’s use of or access to or from the Premises.

5.2 Tenant Cooperation; Tenant Delay. Tenant shall use reasonable efforts to cooperate with Landlord, the Architect, the Contractor, and Landlord’s other consultants to complete all phases of the Plans, approve the Construction Pricing Proposal, obtain the Permits, and complete the Tenant Improvement Work as soon as possible, and Tenant shall meet with Landlord, in accordance with a schedule determined by Landlord, to discuss the parties’ progress. Without limiting the foregoing, if (i) the Tenant Improvements include the installation of electrical connections for furniture stations to be installed by Tenant, and (ii) any electrical or other portions of such furniture stations must be installed in order for Landlord to obtain any governmental approval required for occupancy of the Premises, then Tenant, upon five (5) business days’ notice from Landlord, shall promptly install such portions of such furniture stations in accordance with Sections 6.2 and 6.3 of this Lease. In addition, without limiting the foregoing, if the Substantial Completion of the Tenant Improvement Work is delayed (a “Tenant Delay”) as a result of (a) any failure of Tenant to approve the Construction Pricing Proposal pursuant to Section 2.5.1 above on or before Tenant’s Approval Deadline; (b) any failure of Tenant to timely approve the Engineering Drawings, pursuant to Section 3.2.2.A above, for any reason other than their failure to satisfy the Engineering Requirements;

(a) any failure of Tenant to timely approve any other matter requiring Tenant’s approval; (d) any breach by Tenant of this Work Letter or this Lease; (e) any request by Tenant for any revision to, or for Landlord’s approval of any revision to, any portion of the Plans that has previously been approved by both parties (except to the extent that such delay results from a breach by Landlord of its obligations under Section 2.6 or 3.2.2.B above); (f) any requirement of Tenant for materials, components, finishes or improvements that are not available in a commercially reasonable time given the anticipated date of Substantial Completion of the Tenant Improvement Work as set forth in this Lease; (g) any change to the base, shell or core of the Premises or Building required by the Approved Construction Drawings; or (h) any other act or omission of Tenant or any of its agents, employees or representatives, then, notwithstanding any contrary provision of this Lease, and regardless of when the Tenant Improvement Work is actually Substantially Completed, the Tenant Improvement Work shall be deemed to be Substantially Completed on the date on which the Tenant Improvement Work would have been Substantially Completed if no such Tenant Delay had occurred. Notwithstanding the foregoing, Landlord shall not be required to tender possession of the Premises to Tenant before the Tenant Improvement Work has been Substantially Completed, as determined without giving effect to the preceding sentence. Notwithstanding the foregoing, no Tenant Delay (except as to items for which the time period for Tenant’s approval is expressly set forth herein) shall be deemed to have occurred unless and until Landlord has provided written notice to Tenant specifying the action or inaction that Landlord contends constitutes a Tenant Delay. If such action or inaction is not cured within one (1) business day after receipt of such notice, then a Tenant Delay, as set forth in such notice, shall be deemed to have occurred commencing as of the date such notice is received and continuing for the number of days that Substantial Completion of the Tenant Improvements was in fact delayed as a result of such action or inaction.

Exhibit C-2-6

6 MISCELLANEOUS. Notwithstanding any contrary provision of this Lease, if Tenant Defaults under this Lease before the Tenant Improvement Work is completed, Landlord’s obligations under this Work Letter shall be excused until such Default is cured and Tenant shall be responsible for any resulting delay in the completion of the Tenant Improvement Work. This Work Letter shall not apply to any space other than the Premises.

Exhibit C-2-7

EXHIBIT D

JUNCTION AT DEL MAR I

CONFIRMATION LETTER

______________, 20____

To:

Re: Office Lease (the “Lease”) dated ________, 20____, between BRE CA OFFICE OWNER LLC, a Delaware limited liability company (“Landlord”), and AVENZO THERAPEUTICS, INC., a Delaware corporation (“Tenant”), concerning Suite on the 2nd floor of the building located at 12707 High Bluff Drive, San Diego, California 92130.

Lease ID:

Business Unit Number:

Dear ______________:

In accordance with the Lease, Tenant confirms that the Suite ________ Commencement Date is ______________, the Delivery Date is ______________, and the Expiration Date is ______________.

Please acknowledge the foregoing by signing all 3 counterparts of this letter in the space provided below and returning 2 fully executed counterparts to my attention. Please note that, pursuant to Section 2.1 of the Lease, Tenant is required to execute and return (or, by notice to Landlord, reasonably object to) this letter within 10 business days after receiving it.

“Landlord”:

BRE CA OFFICE OWNER LLC, a Delaware limited liability company

By:
Name:
Title:

Exhibit D-1

Agreed and Accepted as of ___________, 20____.

“Tenant”:

AVENZO THERAPEUTICS, INC., a Delaware corporation

By:
Name:
Title:

Exhibit D-2

EXHIBIT E

JUNCTION AT DEL MAR I

RULES AND REGULATIONS

Tenant shall comply with the following rules and regulations (as modified or supplemented from time to time, the “Rules and Regulations”). Landlord shall not be responsible to Tenant for the nonperformance of any of the Rules and Regulations by any other tenants or occupants of the Project. In the event of any conflict between the Rules and Regulations and the other provisions of this Lease, the latter shall control. Any consent, approval or waiver required of Landlord under these rules and regulations shall not be unreasonably withheld, conditioned or delayed.

1. Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises or the Building without obtaining Landlord’s prior consent. Landlord shall have the right at all times to retain and use keys or other access codes or devices to all locks within and into the Premises. Tenant shall bear the cost of any lock changes or repairs required by Tenant. Two keys will be furnished by Landlord for the Premises, and any additional keys required by Tenant must be obtained from Landlord at a reasonable cost to be established by Landlord. Upon the termination of this Lease, Tenant shall restore to Landlord all keys of stores, offices and toilet rooms furnished to or otherwise procured by Tenant, and if any such keys are lost, Tenant shall pay Landlord the cost of replacing them or of changing the applicable locks if Landlord deems such changes necessary.

2. All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises.

3. Landlord may close and keep locked all entrance and exit doors of the Building during such hours as are customary for Comparable Buildings. Tenant shall cause its employees, agents, contractors, invitees and licensees who use Building and corridor doors during such hours to securely close and lock them after such use. Any person entering or leaving the Building during such hours, or when the Building doors are otherwise locked, may be required to sign the Building register, and access to the Building may be refused unless such person has proper identification or has a previously arranged access pass. Landlord will furnish passes to persons for whom Tenant requests them. Tenant shall be responsible for all persons for whom Tenant requests passes and shall be liable to Landlord for all acts of such persons. Landlord and its agents shall not be liable for damages for any error with regard to the admission or exclusion of any person to or from the Building. In case of invasion, mob, riot, public excitement or other commotion, Landlord may prevent access to the Building or the Project during the continuance thereof by any means it deems appropriate for the safety and protection of life and property.

4. No furniture, freight or equipment shall be brought into the Building without prior notice to Landlord. All moving activity into or out of the Building shall be scheduled with Landlord and done only at such time and in such manner as Landlord designates. Landlord may prescribe the weight, size and position of all safes and other heavy property brought into the Building and also the times and manner of moving the same in and out of the Building. Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property. Any damage to the Building, its contents, occupants or invitees resulting from Tenant’s moving or maintaining any such safe or other heavy property shall be the sole responsibility and expense of Tenant (notwithstanding Sections 6 and 9.4 of the Lease).

5. No furniture, packages, supplies, equipment or merchandise will be received in the Building or carried up or down in the elevators, except between such hours, in such specific elevator and by such personnel as shall be designated by Landlord.

6. No sign, advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by Tenant on any part of the Premises or the Building without Landlord’s prior consent. Tenant shall not disturb, solicit, peddle or canvass any occupant of the Project.

Exhibit E-1

7. The toilet rooms, urinals, wash bowls and other apparatus, plumbing, fixtures and appliances shall not be used for any purpose other than that for which they were constructed, and no foreign substance shall be thrown or placed therein. Notwithstanding Sections 6 and 9.4 of the Lease, Tenant shall bear the expense of any breakage, stoppage or damage resulting from any violation of this rule by Tenant or any of its employees, agents, contractors, invitees or licensees.

8. Tenant shall not overload the floor of the Premises, or mark, drive nails or screws or drill into the partitions, woodwork or drywall of the Premises, or otherwise deface the Premises, without Landlord’s prior consent. Tenant shall not purchase bottled water, ice, towel, linen, maintenance or other like services from any person not approved by Landlord.

9. Except for vending machines intended for the sole use of Tenant’s employees and invitees, no vending machine or machines other than fractional horsepower office machines shall be installed, maintained or operated in the Premises without Landlord’s prior consent.

10. Tenant shall not, without Landlord’s prior consent, use, store, install, disturb, spill, remove, release or dispose of, within or about the Premises or any other portion of the Project, any asbestos-containing materials, any solid, liquid or gaseous material now or subsequently considered toxic or hazardous under the provisions of 42 U.S.C. Section 9601 et seq. or any other applicable environmental Law, or any inflammable, explosive or dangerous fluid or substance; provided, however, that Tenant may use, store and dispose of such substances in such amounts as are typically found in similar premises used for general office purposes provided that such use, storage and disposal does not damage any part of the Premises, Building or Project and is performed in a safe manner and in accordance with all Laws. Tenant shall comply with all Laws pertaining to and governing the use of such materials by Tenant and shall remain solely liable for the costs of abatement and removal. No burning candle or other open flame shall be ignited or kept by Tenant in or about the Premises, Building or Project.

11. Tenant shall not, without Landlord’s prior consent, use any method of heating or air conditioning other than that supplied by Landlord.

12. Tenant shall not use or keep any foul or noxious gas or substance in or on the Premises, or occupy or use the Premises in a manner offensive or objectionable to Landlord or other occupants of the Project by reason of noise, odors or vibrations, or interfere with other occupants or those having business therein, whether by the use of any musical instrument, loudspeaker or otherwise. Tenant shall not throw anything out of doors, windows or skylights or down passageways.

13. Tenant shall not bring into or keep within the Project, the Building or the Premises any animals (other than service animals), birds, aquariums, or, except in areas designated by Landlord, bicycles or other vehicles.

14. No cooking shall be done in the Premises, nor shall the Premises be used for lodging, for living quarters or sleeping apartments, or for any improper, objectionable, illegal or immoral purposes. Notwithstanding the foregoing, Underwriters’ laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages for employees and invitees, provided that such use complies with all Laws.

15. The Premises shall not be used for manufacturing or for the storage of merchandise except to the extent such storage may be incidental to the Permitted Use. Tenant shall not occupy the Premises as an office for a messenger-type operation or dispatch office, public stenographer or typist, or for the manufacture or sale of liquor, narcotics or tobacco, or as a medical office, a barber or manicure shop, an employment bureau, or a business that is materially involved in the cannabis industry without Landlord’s prior consent.

16. Landlord may exclude from the Project any person who, in Landlord’s judgment, is intoxicated or under the influence of liquor or drugs, or who violates any of these Rules and Regulations.

17. Tenant shall not loiter in or on the entrances, corridors, sidewalks, lobbies, courts, halls, stairways, elevators, vestibules or any Common Areas for the purpose of smoking tobacco products or for any other purpose, nor in any way obstruct such areas, and shall use them only as a means of ingress and egress for the Premises. Tenant shall not permit smoke from the Premises to emanate into the Common Areas or any other part of the Building. Landlord shall have the right to designate the Building (including the Premises) as a non-smoking Building. Tenant must comply with any applicable state or local “No Smoking” ordinance.

Exhibit E-2

18. Tenant shall not waste electricity, water or air conditioning, shall cooperate with Landlord to ensure the most effective operation of the Building’s heating and air conditioning system, and shall not attempt to adjust any controls. Tenant shall install and use in the Premises only ENERGY STAR rated equipment, where available. Tenant shall use recycled paper in the Premises to the extent consistent with its business requirements. Tenant shall not use more than its proportionate share of telephone lines and other telecommunication facilities available to service the Building.

19. Tenant shall store all its trash and garbage inside the Premises. No material shall be placed in the trash or garbage receptacles if, under Law, it may not be disposed of in the ordinary and customary manner of disposing of trash and garbage in the vicinity of the Building. All trash, garbage and refuse disposal shall be made only through entryways and elevators provided for such purposes at such times as Landlord shall designate. Tenant shall comply with Landlord’s recycling program, if any.

20. Tenant shall comply with all safety, security, fire protection and evacuation procedures, programs and regulations established or required by Landlord, any governmental agency or Law.

21. The work of cleaning personnel shall not be hindered by Tenant after 5:30 P.M., and cleaning work may be done at any time when the offices are vacant. Windows, doors and fixtures may be cleaned at any time. Tenant shall provide adequate waste and rubbish receptacles to prevent unreasonable hardship to the cleaning service. Any persons employed by Tenant to do janitorial work (a) shall be subject to Landlord’s prior consent; (b) shall not, in Landlord’s reasonable judgment, disturb labor harmony with any workforce or trades engaged in performing other work or services at the Project; and (c) while in the Building and outside of the Premises, shall be subject to the control and direction of the Building manager (but not as an agent or employee of such manager or Landlord), and Tenant shall be responsible for all acts of such persons.

22. No awning or other projection shall be attached to the outside walls of the Building without Landlord’s prior consent. Other than Landlord’s Building-standard window coverings, no curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises. All electrical ceiling fixtures hung in the Premises or spaces along the perimeter of the Building must be fluorescent and/or of a quality, type, design and a warm white bulb color approved in advance by Landlord. Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without Landlord’s prior consent. Tenant shall abide by Landlord’s regulations concerning the opening and closing of window coverings.

23. Tenant shall not obstruct any sashes, sash doors, skylights, windows or doors that reflect or admit light or air into the halls, passageways or other public places in the Building, nor shall Tenant place any bottles, parcels or other articles on the windowsills.

24. Tenant must comply with requests by Landlord concerning the informing of their employees of items of importance to the Landlord.

25. All office equipment of an electrical or mechanical nature shall be placed by Tenant in the Premises in settings approved by Landlord, to absorb or prevent any vibration, noise or annoyance.

26. Tenant shall not use any hand trucks except those equipped with rubber tires and rubber side guards.

27. No auction, liquidation, fire sale, going-out-of-business or bankruptcy sale shall be conducted in the Premises without Landlord’s prior consent.

28. Tenant shall not (a) use any name of the Building or Project for any purpose other than to identify the address of the business to be conducted by Tenant in the Premises, (b) use any image of the Building or Project in any advertising or other publicity without Landlord’s prior consent, or (c) use any name or image of the Building or Project in any manner that would infringe any trade name, trade mark, copyright or similar right of Landlord or any

Exhibit E-3

third party in or to any name or image of the Building or Project. Without limiting the foregoing, Tenant shall not, in any signage displayed at the Building or Project, on its website, or in any other advertising or promotional material, identify, describe, or refer to itself or its business as “[Tenant’s name or trade name] [name of Building or Project]” or [Tenant’s name or trade name] At [name of Building or Project]”.

29. Landlord has no obligation to allow any particular telecommunication service provider to have access to the Building or to the Premises. If Landlord permits access, Landlord may condition the access upon the payment to Landlord by the service provider of fees assessed by Landlord in Landlord’s sole discretion.

Landlord may from time to time modify or supplement these Rules and Regulations in a manner that, in Landlord’s reasonable judgment, is commercially reasonable, non-discriminatory and appropriate for the management, safety, care and cleanliness of the Premises, the Building, the Common Areas and the Project, for the preservation of good order therein, and for the health or convenience of other occupants and tenants thereof (including through the adoption of rules based upon applicable guidelines and recommendations of the United States Centers for Disease Control and Prevention), provided that no such modification or supplement shall materially reduce Tenant’s rights or materially increase Tenant’s obligations hereunder unless such changes are made to comply with government or public health recommendations to promote the health and safety of tenants, employees and visitors to the Building. Landlord may waive any of these Rules and Regulations for the benefit of any tenant, but no such waiver shall be construed as a waiver of such Rule and Regulation in favor of any other tenant nor prevent Landlord from thereafter enforcing such Rule and Regulation against any tenant. Notwithstanding the foregoing, no rule that is added to the initial Rules and Regulations shall be enforced against Tenant in a manner that unreasonably discriminates in favor of any other similarly situated tenant.

Exhibit E-4

EXHIBIT F

JUNCTION AT DEL MAR I

ADDITIONAL PROVISIONS

1 PARKING. Tenant may park in the Building’s parking facilities (the “Parking Facility”), in common with other tenants of the Building, upon the following terms and conditions. Tenant shall not use more than the number of unreserved parking spaces set forth in Section 1.8 of the Lease, which unreserved parking space shall be free-of-charge during the initial Term. Tenant shall pay Landlord, in accordance with Section 3 of the Lease, Landlord’s standard charge for any reserved parking spaces described in Section 1.8.2 of the Lease, as such standard charge may be adjusted from time to time. Tenant shall comply with all commercially reasonable non-discriminatory rules and regulations established by Landlord from time to time for the orderly operation and use of the Parking Facility, including any sticker or other identification system and the prohibition of vehicle repair and maintenance activities in the Parking Facility. Landlord may, in its discretion, allocate and assign parking passes among Tenant and the other tenants in the Building, provided that in all events Tenant shall have no less than the number of spaces as set forth in Section 1.8 of the Lease. Tenant’s use of the Parking Facility shall be at Tenant’s sole risk, and Landlord shall have no liability for any personal injury or damage to or theft of any vehicles or other property occurring in the Parking Facility or otherwise in connection with any use of the Parking Facility by Tenant or its employees or invitees. Landlord may alter the size, configuration, design, layout or any other aspect of the Parking Facility, and, in connection therewith, temporarily deny or restrict access to the Parking Facility, without abatement of Rent or liability to Tenant. Landlord may delegate its responsibilities hereunder to a parking operator, in which case (i) such parking operator shall have all the rights of control reserved herein by Landlord, (ii) Tenant shall enter into a parking agreement with such parking operator, (iii) Tenant shall pay such parking operator, rather than Landlord, any charge described in Section 1.8 of the Lease for the parking spaces, and (iv) Landlord shall have no liability for claims arising through acts or omissions of such parking operator except to the extent caused by Landlord’s negligence or willful misconduct. Tenant’s parking rights under this Section 1 are solely for the benefit of Tenant’s employees and invitees and such rights may not be transferred without Landlord’s prior consent, except pursuant to a Transfer permitted under Section 13 of the Lease. For the avoidance of doubt, nothing herein shall be deemed to limit Landlord’s right to charge visitors a fee to use any parking spaces other than those described in Section 1.8 of the Lease.

2 CALIFORNIA CIVIL CODE SECTION 1938. Pursuant to California Civil Code § 1938(a), Landlord hereby states that the Premises have not undergone inspection by a Certified Access Specialist (CASp) (defined in California Civil Code § 55.52). Accordingly, pursuant to California Civil Code § 1938(e), Landlord hereby further states as follows:

A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.

In accordance with the foregoing, Landlord and Tenant agree that if Tenant obtains a CASp inspection of the Premises, then Tenant shall pay (i) the fee for such inspection, and (ii) except as may be otherwise expressly provided in this Lease, the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the Premises.

Exhibit F-1

3 Suite 250 Extension Option.

3.1 Grant of Option; Conditions. Tenant shall have the right (the “Suite 250 Extension Option”) to extend the Suite 250 Term for one (1) additional period beginning on the day immediately following the expiration date the initial Suite 250 Term and ending on the expiration of the Suite 200 Term (the “Suite 250 Extension Term”), if:

(a) not less than nine (9) full calendar months before the expiration of the Suite 250 Term, Tenant delivers written notice to Landlord (the “Suite 250 Extension Notice”) electing to exercise the Suite 250 Extension Option;

(b) no Default exists when Tenant delivers the Suite 250 Extension Notice;

(c) no part of the Premises is sublet when Tenant delivers the Suite 250 Extension Notice; and

(d) the Lease has not been assigned (other than a Permitted Transfer) before Tenant delivers the Suite 250 Extension Notice.

3.2 Terms Applicable to Suite 250 Extension Term.

(a) During the Suite 250 Extension Term, the Base Rent rate per rentable square foot shall be equal to the greater of (i) the Base Rent per rentable square foot for Suite 200 as set forth in Section 1.3.2 of the Lease, and (ii) the then Prevailing Market Rent for Suite 250 as reasonably determined by Landlord in accordance with the definition set forth in Section 4.5, below.

(b) During the Suite 250 Extension Term, Tenant shall pay Tenant’s Share of Expenses and Taxes for Suite 250 in accordance with the Lease, and the Base Year shall remain 2024.

3.3 Suite 250 Extension Amendment. If Tenant is entitled to and properly exercises its Suite 250 Extension Option, Landlord, within a reasonable time thereafter, shall prepare and deliver to Tenant an amendment (the “Suite 250 Extension Amendment”) reflecting changes in the Base Rent, the Suite 250 Term, the expiration date of the Lease for Suite 250, and other appropriate terms in accordance with this Section 3, and Tenant shall execute and return (or, by notice to Landlord, reasonably object to) the Suite 250 Extension Amendment within fifteen (15) days after receiving it.

4 Extension Option.

4.1 Grant of Option; Conditions. So long as Tenant timely exercised its Suite 250 Extension Option, Tenant shall have the right (the “Extension Option”) to extend the term of the Lease for the entire Premises for one (1) additional period of five (5) years beginning on the day immediately following the Suite 200 Expiration Date and ending on the fifth (5th) anniversary of the Suite 200 Expiration Date (the “Extension Term”), if:

(a) not less than twelve (12) and not more than fifteen (15) full calendar months before the Suite 200 Expiration Date, Tenant delivers written notice to Landlord (the “Extension Notice”) electing to exercise the Extension Option;

(b) no Default exists when Tenant delivers the Extension Notice;

(c) no part of the Premises is sublet when Tenant delivers the Extension Notice; and

(d) the Lease has not been assigned (other than a Permitted Transfer) before Tenant delivers the Extension Notice.

4.2 Terms Applicable to Extension Term.

(a) During the Extension Term, (a) the Base Rent rate per rentable square foot shall be equal to the Prevailing Market rate per rentable square foot; (b) Base Rent shall increase, if at all, in accordance with the increases assumed in the determination of Prevailing Market rate; and (c) Base Rent shall be payable in monthly installments in accordance with the terms and conditions of the Lease.

Exhibit F-2

(b) During the Extension Term Tenant shall pay Tenant’s Share of Expenses and Taxes for the Premises in accordance with the Lease.

4.3 Procedure for Determining Prevailing Market.

A.

Initial Procedure. Within thirty (30) days after receiving the Extension Notice, Landlord shall give Tenant written notice of Landlord’s estimate of the Prevailing Market rate for the Extension Term (“Landlord’s Estimate”). Within thirty (30) days of receiving Landlord’s Estimate, Tenant shall give Landlord either (i) written notice (“Tenant’s Binding Notice”) accepting Landlord’s Estimate, or (ii) written notice (“Tenant’s Rejection Notice”) rejecting such estimate and stating Tenant’s estimate of the Prevailing Market rate for the Extension Term. If Tenant gives Landlord a Tenant’s Rejection Notice, Landlord, within fifteen (15) days thereafter, shall give Tenant either (i) written notice (“Landlord’s Binding Notice”) accepting Tenant’s estimate of the Prevailing Market rate for the Extension Term stated in Tenant’s Rejection Notice, or (ii) written notice (“Landlord’s Rejection Notice”) rejecting such estimate. If Landlord gives Tenant a Landlord’s Rejection Notice, Landlord and Tenant shall work together in good faith to agree in writing upon the Prevailing Market rate for the Extension Term. If, within thirty (30) days after delivery of a Landlord’s Rejection Notice, the parties fail to agree in writing upon the Prevailing Market rate, the provisions of Section 4.3B below shall apply.

B.	Dispute Resolution Procedure.

(1)

If, within 30 days after delivery of a Landlord’s Rejection Notice, the parties fail to agree in writing upon the Prevailing Market rate, Landlord and Tenant, within five (5) days thereafter, shall each simultaneously submit to the other, in a sealed envelope, its good faith estimate of the Prevailing Market rate for the Extension Term (collectively, the “Estimates”). Within seven (7) days after the exchange of Estimates, Landlord and Tenant shall each select a broker or agent (an “Agent”) to determine which of the two Estimates most closely reflects the Prevailing Market rate for the Extension Term. Each Agent so selected shall be licensed as a real estate broker or agent and in good standing with the California Department of Real Estate, and shall have had at least five (5) years’ experience within the previous 10 years as a commercial real estate broker or agent working in the High Bluff/Del Mar Heights area of San Diego, California, with working knowledge of current rental rates and leasing practices relating to buildings similar to the Building.

(2)

If each party selects an Agent in accordance with Section 4.3B(1) above, the parties shall cause their respective Agents to work together in good faith to agree upon which of the two Estimates most closely reflects the Prevailing Market rate for the Extension Term. The Estimate, if any, so agreed upon by such Agents shall be final and binding on both parties as the Prevailing Market rate for the Extension Term and may be entered in a court of competent jurisdiction. If the Agents fail to reach such agreement within 20 days after their selection, then, within 10 days after the expiration of such 20-day period, the parties shall instruct the Agents to select a third Agent meeting the above criteria (and if the Agents fail to agree upon such third Agent within 10 days after being so instructed, either party may cause a court of competent jurisdiction to select such third Agent). Promptly upon selection of such third Agent, the parties shall instruct such Agent (or, if only one of the parties has selected an Agent within the 7-day period described above, then promptly after the expiration of such 7-day period the parties shall instruct such Agent) to determine, as soon as practicable but in any case within 14 days after his selection, which of the two Estimates most closely reflects the Prevailing Market rate. Such determination by such Agent (the “Final Agent”) shall be final and binding on both parties as the Prevailing Market rate for the Extension Term

Exhibit F-3

and may be entered in a court of competent jurisdiction. If the Final Agent believes that expert advice would materially assist him, he may retain one or more qualified persons to provide such expert advice. The parties shall share equally in the costs of the Final Agent and of any experts retained by the Final Agent. Any fees of any other broker, agent, counsel or expert engaged by Landlord or Tenant shall be borne by the party retaining such broker, agent, counsel or expert.

C.

Adjustment. If the Prevailing Market rate has not been determined by the commencement date of the Extension Term, Tenant shall pay Base Rent for the Extension Term upon the terms and conditions in effect during the last month ending on or before the expiration date of the Lease until such time as the Prevailing Market rate has been determined. Upon such determination, the Base Rent for the Extension Term shall be retroactively adjusted. If such adjustment results in an under- or overpayment of Base Rent by Tenant, Tenant shall pay Landlord the amount of such underpayment, or receive a credit in the amount of such overpayment, with or against the next Base Rent due under the Lease.

4.4 Extension Amendment. If Tenant is entitled to and properly exercises its Extension Option, and if the Prevailing Market rate for the Extension Term is determined in accordance with Section 4.3 above, Landlord, within a reasonable time thereafter, shall prepare and deliver to Tenant an amendment (the “Extension Amendment”) reflecting changes in the Base Rent, the Term, the expiration date of the Lease, and other appropriate terms in accordance with this Section 4, and Tenant shall execute and return (or, by notice to Landlord, reasonably object to) the Extension Amendment within fifteen (15) days after receiving it. Notwithstanding the foregoing, upon determination of the Prevailing Market rate for the Extension Term in accordance with Section 4.3 above, an otherwise valid exercise of the Extension Option shall be fully effective whether or not the Extension Amendment is executed.

4.5 Definition of Prevailing Market. For purposes of this Extension Option, “Prevailing Market” shall mean the arms-length, fair-market, annual rental rate per rentable square foot under extension and renewal leases and amendments entered into on or about the date on which the Prevailing Market is being determined hereunder for space comparable to the Premises in the Building and office buildings comparable to the Building in the High Bluff/Del Mar Heights area of San Diego, California. The determination of Prevailing Market shall take into account (i) any material economic differences between the terms of the Lease and any comparison lease or amendment, such as rent abatements, construction costs and other concessions, and the manner, if any, in which the landlord under any such lease is reimbursed for operating expenses and taxes; (ii) any material differences in configuration or condition between the Premises and any comparison space, including any cost that would have to be incurred in order to make the configuration or condition of the comparison space similar to that of the Premises; and (iii) any reasonably anticipated changes in the Prevailing Market rate from the time such Prevailing Market rate is being determined and the time such Prevailing Market rate will become effective under the Lease.

5 Right of First Offer.

5.1 Grant of Option; Conditions.

A.

Subject to the terms of this Section 5, and so long as Tenant leases and occupies both Suite 250 and Suite 200, Tenant shall have a one-time right of first offer (“Right of First Offer”) with respect to the 4,356 rentable square feet known as Suite 225 on the second (2nd) floor of the Building shown on the demising plan attached to the Lease as Exhibit A-1 (the “Potential Offering Space”). Tenant’s Right of First Offer shall be exercised as follows: At any time after Landlord has determined that a Potential Offering Space has become Available (defined below), but before leasing such Potential Offering Space to a third party, Landlord, subject to the terms of this Section 5.1, shall provide Tenant with a written notice (for purposes of this Section 5.1, an “Advice”) advising Tenant of the material terms on which Landlord is prepared to lease such Potential Offering Space (sometimes referred to herein as an “Offering Space”) to Tenant, which terms shall be consistent with Section 5.2 below. For purposes hereof, a Potential Offering Space shall be deemed to become “Available” as follows: (i) if such Potential Offering Space is not leased to a third party as of the date of mutual execution and delivery of this Lease, such Potential Offering Space

Exhibit F-4

shall be deemed to become Available only following the first lease pertaining to such Potential Offering Space entered into by Landlord after the date of this Lease, including any renewal or extension of such lease, whether or not such renewal or extension is pursuant to an express written provision in such lease, and regardless of whether any such renewal or extension is consummated pursuant to a lease amendment or a new lease; and (ii) if such Potential Offering Space is leased to a third party as of the date of mutual execution and delivery of this Lease, such Potential Offering Space shall be deemed to become Available when Landlord has determined that such third-party tenant, and any occupant of such Potential Offering Space claiming under such third-party tenant, will not extend or renew the term of its lease, or enter into a new lease, for such Potential Offering Space. Upon receiving an Advice, Tenant may lease the Offering Space, in its entirety only, under the terms set forth in the Advice, by delivering to Landlord a written notice of exercise (for purposes of this Section 5, a “Notice of Exercise”) within five (5) business days after receiving the Advice.

B.

If Tenant receives an Advice but does not deliver a Notice of Exercise within the period of time required under Section 5.1.A above, Landlord may lease the Offering Space to any party on any terms determined by Landlord in its sole and absolute discretion.

C.

Notwithstanding any contrary provision hereof, (i) Landlord shall not be required to provide Tenant with an Advice if any of the following conditions exists when Landlord would otherwise deliver the Advice; and (ii) if Tenant receives an Advice from Landlord, Tenant shall not be entitled to lease the Offering Space based on such Advice if any of the following conditions exists:

(1)	a Default exists;

(2)	all or any portion of the Premises is sublet;

(3)	the Lease has been assigned (other than a Permitted Transfer); or

(4)	Tenant is not occupying the Premises.

If, by operation of the preceding sentence, Landlord is not required to provide Tenant with an Advice, or Tenant, after receiving an Advice, is not entitled to lease the Offering Space based on such Advice, then Landlord may lease the Offering Space to any party on any terms determined by Landlord in its sole and absolute discretion.

5.2 Terms for Offering Space.

A.

The term for the Offering Space shall be such period as Landlord, in its sole and absolute discretion, may set forth in the Advice; provided, however, that such term shall be not less than coterminous with the term for the balance of the Premises. Section 4 above shall not apply to the Offering Space if the term for the Offering Space extends beyond the term for the balance of the Premises unless Tenant exercises its right under Section 4 above with regard to the balance of the Premises, in which case the term for the Offering Space shall be extended to be co-terminous with the extension term for the balance of the Premises.

B.

The term for the Offering Space shall commence on the commencement date stated in the Advice and thereupon the Offering Space shall be considered a part of the Premises subject to the provisions of the Lease; provided, however, that the provisions of the Advice (including the provision of the Advice establishing the expiration date for the Offering Space) shall prevail to the extent they conflict with the provisions of the Lease.

Exhibit F-5

C.

Tenant shall pay Base Rent and Additional Rent for the Offering Space in accordance with the provisions of the Advice. The Advice shall reflect the Prevailing Market (defined in Section 5.5 below) rate for the Offering Space as determined in Landlord’s reasonable judgment.

D.

Except as may be otherwise provided in the Advice, (i) the Offering Space (including improvements and personalty, if any) shall be accepted by Tenant in its configuration and condition existing on the earlier of the date Tenant takes possession of the Offering Space or the commencement date for the Offering Space; and (ii) if Landlord is delayed in delivering possession of the Offering Space by any holdover or unlawful possession of the Offering Space by any party, Landlord shall use reasonable efforts to obtain possession of the Offering Space and any obligation of Landlord to tender possession of, permit entry to, or perform alterations to the Offering Space shall be deferred until after Landlord has obtained possession of the Offering Space.

5.3 Termination of Right of First Offer. Notwithstanding any contrary provision hereof, (i) Landlord shall not be required to provide Tenant with an Advice after the date occurring twelve (12) months before the expiration of the Suite 200 Term (the “Initial Cutoff Date”) unless Tenant has previously validly exercised, or continues to have the right to exercise, its Extension Option under Section 4 above; (ii) Tenant shall not be entitled to exercise its Right of First Offer after the Initial Cutoff Date unless Tenant has previously validly exercised, or then validly exercises, its Extension Option pursuant to Section 4 above; and (iii) if the term of the Lease is extended pursuant to Section 4 above, then Landlord shall not be required to provide Tenant with an Advice, and Tenant shall not be entitled to exercise its Right of First Offer, after the date occurring thirty-six (36) months before the expiration of the Extension Term.

5.4 Offering Amendment. If Tenant validly exercises its Right of First Offer, Landlord, within a reasonable period of time thereafter, shall prepare and deliver to Tenant an amendment (the “Offering Amendment”) adding the Offering Space to the Premises on the terms set forth in the Advice and reflecting the changes in the Base Rent, the rentable square footage of the Premises, and Tenant’s Share, and other appropriate terms in accordance with this Section 5. Tenant shall execute and return (or, by notice to Landlord, reasonably object to) the Offering Amendment to Landlord within fifteen (15) days after receiving it, but an otherwise valid exercise of the Right of First Offer shall be fully effective whether or not the Offering Amendment is executed.

5.5 Definition of Prevailing Market. For purposes of this Section 5, “Prevailing Market” means the arms-length, fair-market, annual rental rate per rentable square foot, under renewal and expansion leases and amendments entered into on or about the date on which the Prevailing Market is being determined hereunder, for space comparable to the Offering Space in the Building and office buildings comparable to the Building in the San Diego, California area. The determination of Prevailing Market shall take into account (i) any material economic differences between the terms of the Lease and any comparison lease or amendment, such as rent abatements, construction costs and other concessions, and the manner, if any, in which the landlord under any such lease is reimbursed for operating expenses and taxes; and (ii) any material differences in configuration or condition between the Offering Space and any comparison space.

5.6 Subordination. If Landlord, as permitted under Section 5.1.B or 5.1.C above, leases any Potential Offering Space to a third party on terms including a right of first offer, right of first refusal, expansion option or other expansion right with respect to any other Potential Offering Space (and if, in the case of any such lease permitted under Section 5.1.B above, such expansion right was disclosed in the Advice received by Tenant), then Tenant’s Right of First Offer with respect to such other Potential Offering Space shall be subject and subordinate to such expansion right in favor of such third party.

Exhibit F-6

EXHIBIT G

JUNCTION AT DEL MAR I

JUDICIAL REFERENCE

IF THE JURY-WAIVER PROVISIONS OF SECTION 23.8 OF THE LEASE ARE NOT ENFORCEABLE UNDER CALIFORNIA LAW, THE PROVISIONS SET FORTH BELOW SHALL APPLY.

It is the desire and intention of the parties to agree upon a mechanism and procedure under which controversies and disputes arising out of the Lease or related to the Premises will be resolved in a prompt and expeditious manner. Accordingly, except with respect to actions for unlawful or forcible detainer or with respect to the prejudgment remedy of attachment, any action, proceeding or counterclaim brought by either party hereto against the other (and/or against its officers, directors, employees, agents or subsidiaries or affiliated entities) on any matters arising out of or in any way connected with the Lease, Tenant’s use or occupancy of the Premises and/or any claim of injury or damage, whether sounding in contract, tort, or otherwise, shall be heard and resolved by a referee under the provisions of the California Code of Civil Procedure, Sections 638 — 645.1, inclusive (as same may be amended, or any successor statute(s) thereto) (the “Referee Sections”). Any fee to initiate the judicial reference proceedings and all fees charged and costs incurred by the referee shall be paid by the party initiating such procedure (except that if a reporter is requested by either party, then a reporter shall be present at all proceedings where requested and the fees of such reporter – except for copies ordered by the other parties – shall be borne by the party requesting the reporter); provided however, that allocation of the costs and fees, including any initiation fee, of such proceeding shall be ultimately determined in accordance with Section 23.6 of the Lease. The venue of the proceedings shall be in the county in which the Premises are located. Within 10 days of receipt by any party of a request to resolve any dispute or controversy pursuant to this Exhibit G, the parties shall agree upon a single referee who shall try all issues, whether of fact or law, and report a finding and judgment on such issues as required by the Referee Sections. If the parties are unable to agree upon a referee within such 10-day period, then any party may thereafter file a lawsuit in the county in which the Premises are located for the purpose of appointment of a referee under the Referee Sections. If the referee is appointed by the court, the referee shall be a neutral and impartial retired judge with substantial experience in the relevant matters to be determined, from Jams/Endispute, Inc., ADR Services, Inc. or a similar mediation/arbitration entity approved by each party in its sole and absolute discretion. The proposed referee may be challenged by any party for any of the grounds listed in the Referee Sections. The referee shall have the power to decide all issues of fact and law and report his or her decision on such issues, and to issue all recognized remedies available at law or in equity for any cause of action that is before the referee, including an award of attorneys’ fees and costs in accordance with the Lease. The referee shall not, however, have the power to award punitive damages, nor any other damages that are not permitted by the express provisions of the Lease, and the parties waive any right to recover any such damages. The parties may conduct all discovery as provided in the California Code of Civil Procedure, and the referee shall oversee discovery and may enforce all discovery orders in the same manner as any trial court judge, with rights to regulate discovery and to issue and enforce subpoenas, protective orders and other limitations on discovery available under California Law. The reference proceeding shall be conducted in accordance with California Law (including the rules of evidence), and in all regards, the referee shall follow California Law applicable at the time of the reference proceeding. The parties shall promptly and diligently cooperate with one another and the referee, and shall perform such acts as may be necessary to obtain a prompt and expeditious resolution of the dispute or controversy in accordance with the terms of this Exhibit G. In this regard, the parties agree that the parties and the referee shall use best efforts to ensure that (a) discovery be conducted for a period no longer than six (6) months from the date the referee is appointed, excluding motions regarding discovery, and (b) a trial date be set within nine (9) months of the date the referee is appointed. In accordance with Section 644 of the California Code of Civil Procedure, the decision of the referee upon the whole issue must stand as the decision of the court, and upon the filing of the statement of decision with the clerk of the court, or with the judge if there is no clerk, judgment may be entered thereon in the same manner as if the action had been tried by the court. Any decision of the referee and/or judgment or other order entered thereon shall be appealable to the same extent and in the same manner that such decision, judgment, or order would be appealable if rendered by a judge of the superior court in which venue is proper hereunder. The referee shall in his/her statement of decision set forth his/her findings of fact and conclusions of law. The parties intend this general reference agreement to be specifically enforceable in accordance with the Code of Civil Procedure. Nothing in this Exhibit G shall prejudice the right of any party to obtain provisional relief or other equitable remedies from a court of competent jurisdiction as shall otherwise be available under the Code of Civil Procedure and/or applicable court rules.

Exhibit G-1

EXHIBIT H

JUNCTION AT DEL MAR I

FORM OF LETTER OF CREDIT

LETTER OF CREDIT

ATTN: Letter of Credit Department

RE:	Irrevocable Letter of Credit No. ________ for U.S. $___________.

Ladies and Gentlemen:

We hereby issue our irrevocable Letter of Credit No. _________ in favor of BRE CA OFFICE OWNER, LLC, a Delaware limited liability company (“Beneficiary”), for the account of AVENZO THERAPEUTICS, INC., a Delaware corporation (“Applicant”).

We undertake to honor from time to time your draft or drafts at sight on us not exceeding in the aggregate U.S. Dollars (U.S. $__________). All drafts hereunder must be marked “Drawn under Silicon Valley Bank Irrevocable Letter of Credit No. __________________, dated _______, 20 __.” WE HEREBY AGREE WITH BENEFICIARY THAT IF DRAFTS ARE PRESENTED TO SILICON VALLEY BANK UNDER THIS LETTER OF CREDIT AT OR PRIOR TO 11:00 AM CALIFORNIA TIME, ON A BUSINESS DAY, AND PROVIDED THAT SUCH DRAFTS PRESENTED CONFORM TO THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT, PAYMENT SHALL BE INITIATED BY US IN IMMEDIATELY AVAILABLE FUNDS BY OUR CLOSE OF BUSINESS ON THE SUCCEEDING BUSINESS DAY. IF DRAFTS ARE PRESENTED TO SILICON VALLEY BANK UNDER THIS LETTER OF CREDIT AFTER 11:00 AM CALIFORNIA TIME, ON A BUSINESS DAY, AND PROVIDED THAT SUCH DRAFTS CONFORM WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT, PAYMENT SHALL BE INITIATED BY US IN IMMEDIATELY AVAILABLE FUNDS BY OUR CLOSE OF BUSINESS ON THE SECOND SUCCEEDING BUSINESS DAY. AS USED IN THIS LETTER OF CREDIT, “BUSINESS DAY” SHALL MEAN ANY DAY OTHER THAN A SATURDAY, SUNDAY OR A DAY ON WHICH BANKING INSTITUTIONS IN THE STATE OF CALIFORNIA ARE AUTHORIZED OR REQUIRED BY LAW TO CLOSE. IF THE EXPIRATION DATE FOR THIS LETTER OF CREDIT SHALL EVER FALL ON A DAY WHICH IS NOT A BUSINESS DAY THEN SUCH EXPIRATION DATE SHALL AUTOMATICALLY BE EXTENDED TO THE DATE WHICH IS THE NEXT BUSINESS DAY.

PARTIAL DRAWINGS AND MULTIPLE PRESENTATIONS ARE PERMITTED. IN THE EVENT YOU ELECT TO DRAW UPON LESS THAN THE FULL STATED AMOUNT HEREOF; THE STATED AMOUNT OF THIS IRREVOCABLE STANDBY LETTER OF CREDIT SHALL BE AUTOMATICALLY REDUCED BY THE AMOUNT OF SUCH PARTIAL DRAW.

This Letter of Credit expires on ______________, 20___.

It is a condition of this Letter of Credit that it shall be automatically extended for successive terms of one (1) year from the above-stated expiration date or any future expiration date, which shall become effective without amendment unless at least sixty (60) days prior to the above-stated or any future expiration date, we send you a written notice by courier service at the above address that we have elected not to extend this Letter of Credit for any such additional term. . IN THE EVENT OF SUCH NOTICE OF NON-EXTENSION, YOU MAY DRAW HEREUNDER WITH A DRAFT STATED ABOVE.

Any notice to Beneficiary in connection with this Letter of Credit shall be in writing and shall be sent by certified mail (return receipt requested), or courier service to the above beneficiary’s address, ATTN: Letter of Credit Department (or to such other address for any such notices which Beneficiary may hereafter specify) in a written notice delivered to the undersigned.

Exhibit H-1

We agree that we shall have no duty or right to inquire as to the basis upon which Beneficiary has determined to present to us any draft under this Letter of Credit.

We shall not be required or entitled to inquire as to the authority of the person signing any draft or other instrument contemplated hereunder on behalf of Beneficiary, and we shall accept such signature as conclusive evidence of authority.

THIS LETTER OF CREDIT IS TRANSFERABLE IN WHOLE BUT NOT IN PART ONE OR MORE TIMES, BUT IN EACH INSTANCE ONLY TO A SINGLE BENEFICIARY AS TRANSFEREE AND FOR THE THEN AVAILABLE AMOUNT, ASSUMING SUCH TRANSFER TO SUCH TRANSFEREE WOULD BE IN COMPLIANCE WITH THEN APPLICABLE LAW AND REGULATION, INCLUDING BUT NOT LIMITED TO THE REGULATIONS OF THE U.S. DEPARTMENT OF TREASURY AND U.S. DEPARTMENT OF COMMERCE. AT THE TIME OF TRANSFER, THE ORIGINAL LETTER OF CREDIT AND ORIGINALS OR COPIES OF ALL AMENDMENTS, IF ANY, TO THIS LETTER OF CREDIT MUST BE SURRENDERED TO US AT OUR ADDRESS INDICATED IN THIS LETTER OF CREDIT TOGETHER WITH OUR TRANSFER FORM ATTACHED HERETO AS EXHIBIT A DULY EXECUTED. APPLICANT SHALL PAY OUR TRANSFER FEE OF 1⁄4 OF 1% OF THE TRANSFER AMOUNT (MINIMUM US$250.00) UNDER THIS LETTER OF CREDIT. EACH TRANSFER SHALL BE EVIDENCED BY EITHER (1) OUR ENDORSEMENT ON THE REVERSE OF THE LETTER OF CREDIT AND WE SHALL FORWARD THE ORIGINAL OF THE LETTER OF CREDIT SO ENDORSED TO THE TRANSFEREE OR (2) OUR ISSUING A REPLACEMENT LETTER OF CREDIT TO THE TRANSFEREE ON SUBSTANTIALLY THE SAME TERMS AND CONDITIONS AS THE TRANSFERRED LETTER OF CREDIT (IN WHICH EVENT THE TRANSFERRED LETTER OF CREDIT SHALL HAVE NO FURTHER EFFECT).

This irrevocable Letter of Credit is subject to the International Standby Practices 1998 (“ISP98”), International Chamber of Commerce Publication 590 and, to the extent not inconsistent therewith, the Uniform Commercial Code of the State of California.

EXCEPT WHEN THE AMOUNT OF THIS LETTER OF CREDIT IS INCREASED, THIS LETTER OF CREDIT CANNOT BE MODIFIED OR REVOKED WITHOUT YOUR WRITTEN CONSENT.

Very truly yours,

By:

Title:

Exhibit H-2

EXHIBIT A

TRANSFER FORM

Date:
TO:	SILICON VALLEY BANK
	3003 TASMAN DRIVE	RE: IRREVOCABLE STANDBY LETTER OF CREDIT

	SANTA CLARA, CA 95054 ATTN: GLOBAL TRADE	NO. __________ ISSUED BY SILICON VALLEY BANK, SANTA CLARA
	FINANCE STANDBY LETTERS OF CREDIT	L/C AMOUNT:____________

GENTLEMEN:

FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY HEREBY IRREVOCABLY TRANSFERS TO:

(NAME OF TRANSFEREE)

(ADDRESS)

ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY TO DRAW UNDER THE ABOVE LETTER OF CREDIT UP TO ITS AVAILABLE AMOUNT AS SHOWN ABOVE AS OF THE DATE OF THIS TRANSFER.

BY THIS TRANSFER, ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY IN SUCH LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE. TRANSFEREE SHALL HAVE THE SOLE RIGHTS AS BENEFICIARY THEREOF, INCLUDING SOLE RIGHTS RELATING TO ANY AMENDMENTS, WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS, AND WHETHER NOW EXISTING OR HEREAFTER MADE. ALL AMENDMENTS ARE TO BE ADVISED DIRECTLY TO THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE TO THE UNDERSIGNED BENEFICIARY.

THE ORIGINAL OF SUCH LETTER OF CREDIT IS RETURNED HEREWITH (IF YOU HAVE FURNISHED SUCH ORIGINAL TO US AND YOU SO REQUEST DELIVERY THEREOF), AND WE ASK YOU TO EITHER (1) ENDORSE THE TRANSFER ON THE REVERSE THEREOF, AND FORWARD IT DIRECTLY TO THE TRANSFEREE WITH YOUR CUSTOMARY NOTICE OF TRANSFER, OR (2) ISSUE A REPLACEMENT LETTER OF CREDIT TO THE TRANSFEREE ON SUBSTANTIALLY THE SAME TERMS AND CONDITIONS AS THE TRANSFERRED LETTER OF CREDIT (IN WHICH EVENT THE TRANSFERRED LETTER OF CREDIT SHALL HAVE NO FURTHER EFFECT).

THE WORDS “EXECUTION,” “SIGNED,” “SIGNATURE” AND WORDS OF LIKE IMPORT IN THIS TRANSFER FORM SHALL BE DEEMED TO INCLUDE ELECTRONIC SIGNATURES, INCLUDING ANY ELECTRONIC SIGNATURE AS DEFINED IN THE ELECTRONIC TRANSACTIONS LAW (2003 REVISION) OF THE CAYMAN ISLANDS (THE “CAYMAN ISLANDS ELECTRONIC SIGNATURE LAW”), OR THE KEEPING OF RECORDS IN ELECTRONIC FORM, INCLUDING ANY ELECTRONIC RECORD, AS DEFINED IN CAYMAN ISLANDS ELECTRONIC SIGNATURE LAW, EACH OF WHICH SHALL BE OF THE SAME LEGAL EFFECT, VALIDITY AND ENFORCEABILITY AS A MANUALLY EXECUTED SIGNATURE OR THE USE OF A PAPER-BASED RECORDKEEPING SYSTEMS, AS THE CASE MAY BE, TO THE EXTENT AND AS PROVIDED FOR IN ANY APPLICABLE LAW, INCLUDING, WITHOUT LIMITATION, ANY STATE LAW BASED ON THE UNIFORM ELECTRONIC TRANSACTIONS ACT OR THE CAYMAN ISLANDS ELECTRONIC SIGNATURE LAW; PROVIDED, HOWEVER THAT SECTIONS 8 AND 19(3) OF THE CAYMAN ISLANDS ELECTRONIC SIGNATURE LAW SHALL NOT APPLY TO THIS TRANSFER FORM OR THE EXECUTION OR DELIVERY THEREOF.

[Signature page follows]

Exhibit H-1

Beneficiary has executed this Transfer Form by its duly authorized representative(s) on the date first set forth above and this Transfer Form shall be deemed to be effective as of such date.

BENEFICIARY:

By:	By:
Name:	Name:
Title:	Title:

(Complete either “Signature Authenticated” or “Certificate of Authority”)

SIGNATURE AUTHENTICATED

The signature(s) of Beneficiary conforms to that on file with us in the Signature Specimen Card of the Beneficiary for Loans and Guarantee.

(Name of bank)

By:

(Authorized Signature) *

(Title)

(Telephone Number)

CERTIFICATE OF AUTHORITY

The undersigned hereby certifies that:

1. The undersigned is either a director, managing member, manager or officer of Beneficiary or its general partner (or the general partner of the general partner, and so on, if applicable), holding the title set forth below;

2. The undersigned is duly authorized to provide this Certificate of Authority on behalf of Beneficiary;

3. Each person named above is presently a duly elected and qualified officer of Beneficiary holding the office set forth below such person’s name;

4. The signature appearing above such person’s name is the true and genuine signature of such person; and

5. Such person is duly authorized to enter into, execute and deliver on behalf of Beneficiary this Transfer Form, the Standby L/C or any other document related thereto.

(Address of bank) * VERIFICATION OF BENEFICIARY’S SIGNATURE(S) BY A NOTARY PUBLIC IS UNACCEPTABLE.

IN WITNESS WHEREOF, I have hereunto set my hand on behalf of Beneficiary as of the date first set forth above.

**By:

Name:

Title:

** THE PERSON SIGNING THE CERTIFICATE OF AUTHORITY MUST BE A DIFFERENT PERSON THAN THE ONE(S) SIGNING THE TRANSFER FORM.

Exhibit H-2

EXHIBIT I

APPROXIMATE LOCATION OF SIGNAGE

Exhibit I-1